Exhibit 15.5

ADDENDUM I

TRUST AGREEMENT OF

INDOSAT SUKUK IJARAH (ISLAMIC BONDS) II YEAR 2007

– Number: 34.

– At 15.30 WIB (fifteen thirty minutes Western Indonesia Time).

– On this day Wednesday, dated the ninth day of May two thousand seven (09-05-2007).

– Appear before me, Mrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum, Notary practicing in Jakarta, in the presence of the witnesses whom I, Notary know and whose names will be mentioned at the end of this deed:

I.

Mr. JOHNNY SWANDI SJAM, born in Jakarta, dated the fifteenth day of August one thousand nine hundred sixty), Indonesian National, Director of the company to mention hereinbelow, residing in East Jakarta, Jalan Pulo Asem I Number 10, Rukun Tetangga 003, Rukun Warga 001, Village of Jati, Sub–district of Pulo Gadung.

– Holder of Identity Card number: 09.5402.150860.0425.

– According to his statement in this matter acting in his capacity as mentioned above and by virtue of the Appointment Letter made privately and duly stamped dated the third day of April two thousand seven (03–04–2007) which original thereof was produced to me,

Notary, thereby representing the Board of Directors, where to take the legal act hereinbelow according to his statement he has obtained the approval from the Commissioners Board of the Company, all of the foregoing as evidenced from the Appointment Letter made privately and duly stamped dated the eighth day of June two thousand six (08-06-2006) which original thereof is produced to me, Notary, of and thereby for and on behalf of as well as validly representing PT INDOSAT Tbk, having its domicile in Jakarta which articles of association thereof was already amended several times by virtue of:

–

deed dated the eighth day of March two thousand four (08-03-2004) Number 7, drawn up before me, Notary, which report on the amendment to articles of association thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the eighth day of March two thousand four (8-3-2004) Number: C-05582.HT.01.04.TH.2004;

–

deed dated the thirtieth day of September two thousand four (30-09-2004) Number 145, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which was already approved by the Minister of Law and Human Rights of the Republic of Indonesia by his letter dated the second day of December two thousand four (02-12-2004) Number: C-29270.HT.01.04.TH.2004 and which report on the amendment to articles of association thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the eighth day of December two thousand four (8-12-2004) Number: C-29786.HT.01.04.TH.2004;

–

deed dated the twenty-fourth day of December two thousand four (24-12-2004) Number 141, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the fourth day of January two thousand five (04–01–2005) Number: C–00088.HT.01.04.TH.2005;

–

deed dated the fourteenth day of January two thousand five (14–01–2005) Number 79, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which report on the amendment to articles of association thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the fourth day of February two thousand five (4-2-2005) Number: C-03065.HT.01.04.TH.2005;

–

dated the twenty-eighth day of April two thousand five (28-4-2005) Number 150, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the nineteenth day of May two thousand five (19-5-2005) Number: C-13673.HT.01.04.TH.2005;

–

dated the twenty-second day of July two thousand five (28-07-2005) Number 157, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the eighth day of August two thousand five (4-2-2005) Number: C-21968.HT.01.04.TH.2005;

–

dated the twenty-first day of October two thousand five (28-07-2005) Number 145, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the second day of December two thousand five (2-12-2005) Number: C-32142.HT.01.04.TH.2005;

–

dated the twenty-first day of October two thousand five (28-07-2005) Number 146, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the sixteenth day of December two thousand five (16-12-2005) Number: C-33508.HT.01.04.TH.2005;

–	dated the twenty-third day of January two thousand six (23-03-2006) Number 122, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of

SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the fifteenth day of February two thousand six (15-2-2006) Number: C-04216.HT.01.04.TH.2006;

–

dated the fifth day of May two thousand six (05-05-2006) Number 31, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the second day of June two thousand six (02-06-2006) Number: C-16129.HT.01.04.TH.2006;

–

dated the twenty-first day of September two thousand six (21-09-2006) Number 129, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the fifth day of October two thousand six (05-10-2006) Number: W7-HT.01.04.1787;

–

dated the ninth day of November two thousand six (9-11-2006) Number 38, drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substitute of SUTJIPTO, Sarjana Hukum Notary practicing in Jakarta, which notice thereof was already received and registered with Database of Corporate Body Administration System of Ministry of Justice and Human Rights of the Republic of Indonesia dated the twenty-eighth day of November two thousand six (28-11-2006) Number: W7-HT.01.04.4134;

(hereinafter the said PT INDOSAT Tbk shall be referred to as “Issuer”).

II.

– Mr. LELI SUBARNAS, born in Tasikmalaya, dated the first day of January one thousand nine hundred sixty four (01-01-1964), Indonesian National, Group Head Trust & Corporate Services of the company to mention hereinbelow, residing in South Jakarta, Jalan Simaskot Number 2, Rukun Tetangga 007, Rukun Warga 006, Village of Cipete Selatan, Sub-district of Cilandak.

– Holder of Identity Card number: 09.5306.010164.7027.

– According to his statement in this matter acting in his capacity by virtue of the Power of Attorney dated the twenty-ninth day of December two thousand six (29-

12-2006) number: B.696.DIR/KUI/TRY/12/2006 made privately, duly stamped, which original thereof was produced to me, Notary, of and thereby for and on behalf of as well as validly representing:

Mr. ABDUL SALAM, Finance Director of the company to mention hereinbelow, Indonesian National, residing in Jakarta.

The authorizer to which in this matter he represented acting in that position, thereby acting for and on behalf of as well as validly representing PERUSAHAAN PERSEROAN (PERSERO) PT BANK RAKYAT INDONESIA Tbk, abbreviated to PT BANK RAKYAT INDONESIA (PERSERO) Tbk, which articles of association is already publicized in the State Gazette of the Republic of Indonesia dated the eleventh day of September one thousand nine hundred ninety two (11-9-1992) Number: 73, Supplement Number: 3A, and recently contained in the State Gazette of the Republic of Indonesia dated the fourth day of November two thousand three (4-11-2003) Number: 88, Supplement Number: 11053. The composition of the members of Board of Directors and Commissioners Board was lastly contained in the deed dated the sixth day of July two thousand six (06-07-2006) Number: 19, drawn up before IMAS FATIMAH, Sarjana Hukum, Notary practicing in Jakarta.

Who has obtained the Certificate on Being Registered as the Trusty dated the eleventh day of June one thousand nine hundred ninety six (11-06-1996) Number: 08/STTD-WA/PM/1996 issued by the Capital Market Supervisory Board (BAPEPAM).

(PT BANK RAKYAT INDONESIA (Persero) Tbk shall hereinafter referred to as “Sukuk Trustee”).

– The appearers respectively acting in their capacities as mentioned above shall first of all declare in this deed:

1.	That the Issuer shall issue and offer:

a.

Sukuk Ijarah to the Public through the Public Offering (as defined hereinbelow) which will be named “INDOSAT SUKUK IJARAH II YEAR 2007” which will be furthermore registered with the Stock Exchange within the period of 7 (seven) years as of the Date of Issue (as defined below);

b.	Bond to the Public through the Public Offering (as defined below) which will be named “INDOSAT BOND V YEAR 2007 WITH FIXED INTEREST RATE” consisting of:

–	Bond Serial A with period of 7 (seven) years as of the Date of Issue (as defined below); and

–	Bond Serial B with period of 10 (ten) years as of the Date of Issue (as defined below);

2.	That to issue such Sukuk Ijarah, the Issuer has made the required agreements to fulfill the transaction of financing of Ijarah and Ijarah Object fulfilling the syariah rule, namely among others based on the ijarah agreement between the Issuer and Sukuk Trustee, in which the Issuer assigns the benefit of Indosat Leased Circuit to Sukuk Trustee and the Sukuk Trustee approves the benefit assignment on the Ijarah Object to be submitted to Sukuk Trustee.

Based on the ijarah agreement and Sukuk Ijarah Trust Agreement, the Issuer acts as the mu’jir (lessor) and the Sukuk Ijarah holder is represented by Sukuk Trustee acting as mustajir (lessee). Then based on the wakalah (agency) agreement, the Holder of Sukuk Ijarah which in this matter is represented by Sukuk Trustee as the muwakil gives power to the Issuer acting as the representative to enter into and execute the agreement or conduct ijarah agreement with the user/lessee as the user of Ijarah Object and for the agreements already signed by the representative of the third party as the user/lessee of the Ijarah Object agreed that it is not necessary to resign such agreement. In Ijarah agreement between the Issuer and Sukuk Trustee it is agreed that the Issuer assigns the benefit value on Ijarah Object to the amount Rp 400,000,000,000.00 (four hundred billion rupiah).

3.

That for the issue of Sukuk Ijarah, the Issuer has obtained the ranking result from PT Pemeringkat Efek Indonesia (Pefindo), having its domicile in Jakarta, at rank id AA(sy) + (double A (syariah) Plus, Stable Outlook), as evidenced in its letter dated the eleventh day of April two thousand seven (11-4-2007) Number: 178/PEF-Dir/IV/2007.

4.

That in the frame of this Public Offering, the Issuer has appointed PT Bank Rakyat Indonesia (Persero) Tbk, as Sukuk Trustee in accordance with the Capital Market Law, Regulation Number: IX.A.13 as well as Article 6 of Law Number 7 of 1992 (one thousand nine hundred ninety two) dated the twenty-fifth day of March one thousand nine hundred ninety two (25-3-1992) regarding Banking which was already amended by virtue of Law Number 10 of 1998 (one thousand nine hundred ninety eight) dated the tenth day of November one thousand nine hundred ninety eight (10-11-1998) regarding Amendment to Law Number 7 of 1992 (one thousand nine hundred ninety two).

5.

That in accordance with the provision of Article 70 paragraph 1 of Law on Capital Market, Regulation Number: IX.A.2 regarding Procedure for Registration in the Frame of Public Offer, Regulation Number IX.A.1 regarding General Provision on Proposing The Declaration of Statement, Regulation Number IX.A.13

regarding Issue of Syariah Stock and Regulation Number IX.A.14 regarding Agreements Used In Issuing Syariah Stock in Capital Market, to conduct this Issue and Public Offering:

(a)	The Issuer shall be obliged to and therefore will submit the Declaration on Registration to the Chairman of BAPEPAM-LK;

(b)	The said Declaration on Registration shall become the Stock;

(c)	The Issuer shall be obliged to fulfill the requirements of the Stock Exchange in accordance with the prevailing legislation;

(d)	The Issuer will adhere to the Syariah Principles at Capital Market, process of syariah stock issue and Syariah Agreement used in issuing the syariah stock.

6.

That in accordance with the provision of Article 52 of Law on Capital Market, the Issuer and Sukuk Trustee hereby enter into Trust Agreement on INDOSAT Sukuk Ijarah II YEAR 2007 as evidenced in the deed dated the fifth day of April two thousand seven (5-4-2007) Number 12, which was entirely amended by virtue of this deed which arranges in details all rights and obligations of the Issuer, Sukuk Ijarah Holder and Sukuk Trustee;

7.

That in the frame of Sukuk Ijarah Public Offer, the Issuer appoints PT ANDALAN ARTHA ADVISINDO SEKURITAS and PT DANAREKSA SEKURITAS, both are domiciled in Jakarta as the Sukuk Ijarah Issue Underwriters who will be responsible for the organizing and management of Sukuk Ijarah Public Offer, PT ANDALAN ARTHA ADVISINDO and PT DANAREKSA have agreed the appointment as the Sukuk Ijarah Issue Underwriters, all of the foregoing as evidenced in the Sukuk Ijarah Issue Underwriting Agreement;

8.

That in the frame of Sukuk Ijarah Public Offer the Issuer approves the appointment of PT ANDALAN ARTHA ADVISINDO SEKURITAS and PT DANAREKSA SEKURITAS and other Sukuk Ijarah Issue Underwriter to mention in Addendum of Sukuk Ijarah Issue Underwriting Agreement as the Sukuk Ijarah Issue Underwriter (as defined below) which hereby approves to guarantee with full commitment to buy the remaining Sukuk Ijarah not bought by the Public (as defined below) based on the terms and conditions as contained in Sukuk Ijarah Issue Underwriting Agreement;

9.

That in connection with this Public Offer, the Issuer has appointed KSEI (as defined below), a limited liability company having its domicile in Jakarta to act as the Payment Agent in accordance with the provisions in Payment Agent Agreement made privately, duly stamped dated the fifth day of April two thousand seven (05-04-2007) Number: SP-001/AP-Syrh/KSEI/0407 juncto dated today Number: SP-001/PI-AP-Syrh/KSEI/0507.

10.

That in the frame of this Public Offer, the Issuer will use the collective custody service of KSEI in accordance with the provision of KSEI Regulation and Sukuk Ijarah Registration Agreement at KSEI made privately, duly stamped dated the fifth day of April two thousand seven (05-04-2007) Number: SP-001/PO-Syrh/KSEI/0407 juncto dated today, Number: SP-001/PI-PO-Syrh/KSEI/-5-7.

11.

That upon the agreement of the parties, the parties intend to change total Sukuk Ijarah and Principle Bond which were originally Rp 2,000,000,000,000.00 (two trillion rupiah) to Rp 3,000,000,000,000.00 (three trillion rupiah) and upon the request from the competent authority, also amend some terms in the deed dated the fifth day of April two thousand seven (05-04-2007) Number 10, drawn up before me, Notary.

– In connection with the foregoing, the appearers acting in their respective capacities hereby intend to amend and/or add the provisions as well as re-prepare the Sukuk Ijarah Trust Agreement under the terms and conditions as follows:

Article 1

DEFINITION

Unless expressly stipulated otherwise, the words written in capital letters in this Sukuk Ijarah Trust Agreement shall be defined as those as contained behind the relevant words:

1.1.	“Addendum of Sukuk Ijarah Trust Agreement” shall mean the amendment and/or addition to Sukuk Ijarah Trust Agreement as proven in this deed.

1.2.	“Affiliate” in accordance with Capital Market Law shall mean:

(a)	family relationship due to marriage and the second grade descent, both horizontally and vertically;

(b)	relationship between the party and employee, Director or Commissioner of such party;

(c)	relationship between 2 (two) companies where there is one or more same members of Board of Directors or Commissioners Board;

(d)	relationship between the company and the party which directly and indirectly controls over or is controlled over by such company;

(e)	relationship between 2 (two) companies controlled over directly and indirectly by the same party; or

(f)	relationship between the company and main shareholder.

1.3

“Payment Agent” shall mean KSEI, so appointed by virtue of the written agreement by the Issuer, and is obliged to assist the implementation of the payment of the Ijarah Fee Installment and repayment of the Rest of Ijarah Fee as well as Compensation of Losses Due To Delay (if any) to Sukuk Ijarah Holder through the Account Holder for and on behalf of the Issuer after the Payment Agent receives the fund from the Issuer with the rights and obligations as provided in Payment Agent Agreement.

1.4

“Collateral and Guarantee” shall mean all forms of collateral and guarantee for the properties, assets and income of the certain party given in connection with its own obligations or the obligations of other party, including but not limited to the security right, mortgage, lien, fiduciary, borgtocht and/or corporate guarantee.

1.5	“Tolerable Collateral and Guarantee” shall mean:

a)

Collateral and Guarantee of the Issuer or Subsidiary already existed or which is in the process of the guarantee providing at the time of execution of this deed, provided that if the assets made as the Collateral and Guarantee object is already released as guarantee, such assets can be re-encumbered as the Collateral and Guarantee for the interest of the party other than the Sukuk Ijarah Holder;

b)

Collateral and Guarantee from the party conducting merger to Issuer or Subsidiary, or from the party being the Subsidiary of the Issuer provided that such Collateral and Guarantee is already existed before the party conducting the merger or becomes the Issuer Subsidiary, as well as if the assets made as the Collateral and Guarantee object is already released as the guarantee, all of the foregoing due to the merger between the Issuer and Subsidiary, such assets can then be encumbered again into Collateral and Guarantee for the interest of the party other than Sukuk Ijarah Holder;

c)	The Collateral and Guarantee provided for tender process or deposit or to guarantee the payments of tax, import duty or lease;

d)

The Collateral and Guarantee provided to guarantee the certain obligations in connection with the account payable of the Issuer or Subsidiary which is commonly done in their respectively daily business;

e)	The Collateral and Guarantee in connection with the reserving of the outstanding tax;

f)

The Collateral and Guarantee to finance the assets acquisition through the credit in general, export credit or supplier or vendor financing or capital lease, the assets of which will be the Collateral and Guarantee object for such financing and in the event the additional Collateral and Guarantee are still needed in the frame of such financing, the providing of the additional Collateral and Guarantee is allowable so long such additional Collateral and Guarantee are provided at the fair value in accordance with the banking general practice;

g)	Collateral and Guarantee arising due to the court’s judgment already has the permanent legal force of law or already executed by the competent law enforcer;

h)

Collateral and guarantee provided in the frame of financing of cooperation project of the Issuer or Subsidiary and other party of which the financing of that project is provided by other party (including the party with whom the Issuer or Subsidiary will cooperate);

i)	Collateral and Guarantee for other assets from the Issuer arising from the establishment or expansion of the Issuer’s business which value does not exceed 10% (ten percent) of total Issuer’s assets as evidenced in the Issuer’s recent financial statement already audited.

1.6	“Subsidiary” shall mean the companies which:

(a)	shareholding both directly or indirectly is controlled over by the Issuer at the amount of at least 50% (fifty percent) of total shares issued in the relevant company; and

(b)	financial statement is consolidated with the Issuer in accordance with the financial accounting standard prevailed in Indonesia.

1.7	“Custodian Bank” shall mean the commercial bank already obtaining the approval from BAPEPAM-LK to run the business as the Custodian.

1.8	“BAPEPAM-LK” shall mean the Capital Market Supervisory Board and Financial Institution as referred to in Capital Market Law.

1.9

“Stock Exchange” shall mean the stock exchange as defined in Article 1 point 4 of Capital Market Law, in this matter organized by PT Bursa Efek Surabaya, having its domicile in Surabaya, or substitute and/or successors of the rights or other stock exchange to define later, in where the Bond and Sukuk Ijarah are registered.

1.10

“Ijarah Fee Installment” shall mean the part of the Ijarah Fee that is payable by the Issuer to Sukuk Ijarah Holder as the fee for the benefit received by the Issuers based on the Ijarah agreement, which payment will be conducted at each Ijarah Fee Installment Payment Date based on the provision of this deed.

1.11

“List of Account Holder” shall mean the list issued by KSEI containing the particular on Sukuk Ijarah ownership by all Sukuk Ijarah Holders through the Account Holder at KSEI containing the particular among other name, total ownership of Sukuk Ijarah, tax status and nationality of the Account Holder and/or Sukuk Ijarah Holder based on the data provided by the Account Holder to KSEI.

1.12	“Issue Document” shall mean:

(a)	Sukuk Ijarah Trust Agreement;

(b)	Sukuk Ijarah Issue Underwriting Agreement;

(c)	Payment Agent Agreement;

(d)	Agreement on Sukuk Ijarah Registration at KSEI;

(e)	Stock Registration Preliminary Agreement between Issuer and Stock Exchange for Sukuk Ijarah registration with Stock Exchange;

together with all amendments, addendum and renewals as well as other documents required by the competent authority.

1.13	“EBITDA” shall mean the consolidation net profit plus interest, income tax, depreciation and amortization costs.

1.14

“Stock” shall mean the securities namely the letter of acknowledgement of indebtedness, commercial securities, share, debt receipt, Collective Investment Contract Placement Unit, Time Contract for Stock and every derivative Stock as provided in Capital Market Law.

1.15	“Syariah Stock” shall mean the stock as referred to in Capital Market Law and its implemental directives which agreement and method of issue thereof fulfill the Syariah Principles in Capital Market.

1.16

“Effective” shall mean the fulfillment of all procedures and requirements of the Declaration of Registration stipulated in Article 74 of Capital Market Law juncto Provision of Point … [illegible] of Regulation Number: IX.A.2 regarding the Procedure for Registration In The Frame of Public Offer namely:

(a)	based on the lapse of time namely:

(i)	45 (forty five) days as of the date of Declaration of Statement on being accepted by BAPEPAM-LK completely; or

(ii)	45 (forty five) days as of the date of the latest amendment submitted by Issuer or requested by BAPEPAM-LK is fulfilled; or

(b)	based on the declaration of effective by BAPEPAM-LK that no further particular is required;

provided that the Declaration of Statement shall be effective at the latest on the thirtieth day of June two thousand seven (30-06-2007).

1.17	“Issue” shall mean an issue of Sukuk Ijarah by the Issuer to be offered and sold to the Public through the Public Offer.

1.18	“Issuer” shall mean PT INDOSAT Tbk, having its domicile in Jakarta.

1.19	“Banking Day” shall mean the day when the banks in Jakarta open to run the banking operational activity fully and Bank Indonesia conduct inter bank clearing activity.

1.20

“Stock Exchange Day” shall mean the day when the Stock Exchange performs the stock exchange activity, namely from Mondays through Fridays, except the national public holidays or other holidays as stipulated by the Government of the Republic of Indonesia, or the day declared as the holiday by the stock exchange.

1.21	“Calendar Day” shall mean every day in one year in accordance with the Gregorian calendar nothing excepted.

1.22	“Working Days” shall mean Mondays through Fridays except national public holidays or other holidays stipulated by the Government of the Republic of Indonesia.

1.23

“Issuer Restructuring Activity” shall mean the restructuring act conducted by the Issuer and Subsidiary from time to time in the frame of becoming the integrated full network and service provider focused on the cellular consisting of:

(i)

act of selling, leasing or in other manner transferring the assets and the Issuer business in Issuer Main Business Activity (including but not limited to the assignment of all agreements and contractual rights) to the Issuer’s Subsidiary and sale of Issuer’s shares in the Subsidiary so long it does not reduce the shareholding of the Issuer in the said Subsidiary to less than 51% (fifty one percent);

(ii)	act of merger of line of business among the Subsidiaries;

(iii)	act of selling, buying or in other manner restructuring the shareholding or ownership of the Issuer or Subsidiary outside the Main Business Activity of the Issuer;

(iv)	other act that must be conducted based on the amendment to the legislation or policy of the Republic of Indonesia.

1.24

“Ijarah Fee” shall mean total entire fund that must be paid by the Issuer to Sukuk Ijarah Holder in connection with the Issue based on the Issue Document in terms of Ijarah Fee Installment, Rest of Ijarah Fee and Loss Compensation Due To Delay (if any) that must be paid by the Issuer from time to time during the validity of Sukuk Ijarah Trust Agreement.

1.25	“Issuer Main Business Activity” shall mean the Issuer Main Business activity in telecommunication and informatics sector covering:

a.	effort and/or activity of providing and service of network and/or telecommunication and informatics service;

b.	planning, facility construction, telecommunication and informatics facilities procurement services including the supporting resources procurement;

c.

operation service (comprising the services of marketing as well as sale of network and/or telecommunication and informatics organized by the Issuer), maintenance, research, telecommunication and informatics devices and/or facilities development, education and training both in the home country and overseas;

d.	the service relating to the development of network and/or telecommunication and informatics services.

1.26	“Event of Default” shall mean one or more events as mentioned in Article 22 of Sukuk Ijarah Trust Agreement.

1.27

“Written Conformation” shall mean the written confirmation report and/or balance report on Sukuk Ijarah in the Stock Account issued by KSEI or Account Holder based on the Stock Account Opening Agreement and such confirmation shall serve as the basis for the payment of Ijarah Fee Installment, repayment of Remaining Ijarah Fee and other rights relating to Sukuk Ijarah.

1.28

“Written Confirmation for RUPSI” or “KTUR” shall mean the letter of confirmation on Sukuk Ijarah ownership issued by KSEI to Sukuk Ijarah Holder through the Account Holder, especially for the interest of attending RUPSI or proposing the request to hold RUPSI.

1.29

“Loss Compensation Due To Delay” shall mean the amount to pay by the Issuer to Sukuk Ijarah Holder due to the failure or delay of the Issuer in fulfilling the obligation of payment of Ijarah Fee Installment and/or repayment of Rest of Ijarah Fee which in this matter there is no mistake committed by Sukuk Ijarah Holder and Sukuk Ijarah Holder is harmed due to such failure or delay. The amount of Loss Compensation Due To Delay for the delay of payment of Ijarah Fee Installment is Rp 3,456,700.00 (three million four hundred fifty six thousand seven hundred rupiah) per day and Rp 135,555,600.00 (one hundred thirty five million five hundred fifty five thousand six hundred rupiah) per day for the delay of repayment of the Rest of Ijarah Fee.

1.30

“KSEI” shall mean PT Kustodian Sentral Efek Indonesia, having its domicile in Jakarta, being the company already obtaining the operation permit from BAPEPAM-LK to conduct the activity as the Custody and Settlement Institution organizing the Central Custody activity for the Account Holders which in this Sukuk Ijarah Issue has tasks to custody and administer the deposit of Sukuk Ijarah based on the Agreement on Sukuk Ijarah Registration at KSEI and various tasks as the Payment Agent based on the Payment Agent Agreement.

1.31

“Custodian” shall mean the party providing the service of custody of the Stock and other assets relating to the Stock as well as other service including receiving the ijarah fee installment and other rights, settling the Stock transaction and representing the Account Holder being its customer in accordance with the Capital Market Law comprising KSEI, Stock Company and Custodian Bank.

1.32	“Public” shall mean individual, both Indonesian National or Foreign National and/or corporate body, both Indonesian or foreign one residing or having its domicile in Indonesia or overseas.

1.33	“Adjusted Consolidation Capital” shall mean the Issuer consolidated equity less by the intangible assets.

1.34	Bond shall mean INDOSAT BOND V YEAR 2007 WITH FIXED INTEREST RATE” consisting of:

–	Bond Serial A with period 7 (seven) years as of Date of Issue (as defined below) in principle amount Rp 1,230,000,000,000.00 (one trillion two hundred thirty billion rupiah); and

–	Bond Serial B with period 10 (ten) years as of Date of Issue (as defined below) in principle amount Rp 1,370,000,000,000.00 (one trillion three hundred seventy billion rupiah);

with Bond Principle value entirely Rp 2,600,000,000,000.00 (two trillion six hundred billion rupiah) being the securities of debt in nature issued by the Issuer to the Bond Holder proven with the Bond Jumbo Certificate under the conditions as described in Article 5 of Trust Agreement as well as already registered with KSEI collective Custody based on the Agreement on Bond Registration at KSEI.

1.35

“Ijarah Object” shall mean the assignment of benefit of the bandwith of the Issuer by 453,248 (four hundred thirty three thousand two hundred forty eight) Kbps used by the Issuer in the frame of performing Indosat World Link (IWIL) service.

1.36	“Sukuk Ijarah Holder” shall mean the Community investing their fund in Sukuk Ijarah and have the benefit for the part or entire Sukuk Ijarah consisting of:

(a)	Account Holders making direct investment on Sukuk Ijarah; and/or

(b)	Community outside the Account Holders making investment on Sukuk Ijarah through the Account Holder.

1.37

“Account Holder” shall mean the party whose name is registered as the owner of the Stock Account with KSEI comprising Custodian Bank or Stock Company or other party approved by KSEI by taking into account the Capital Market Law and KSEI Regulation.

1.38

“Public Offer” shall mean the activity of Sukuk Ijarah offer by the Issuer to the Community based on the procedure provided in the Capital Market Law, the implemental directives thereof and other provisions relating to as well as based on the provision as contained in Sukuk Ijarah Issue Underwriting Agreement.

1.39	“Collective Custody” shall mean the custody service for the Stock jointly owned by more than one party which interest is represented by the Custodian as referred to in Capital Market Law.

1.40

“Sukuk Ijarah Issue Underwriter” shall mean the parties entering into an agreement with the Issuer to conduct the Public Offer for the interest of the Issuer and guarantee in accordance with the respective underwriting with the full commitment for the purchasing and payment of the remaining Sukuk Ijarah not taken by the Community in accordance with the provision of Sukuk Ijarah Issue Underwriting Agreement.

1.41

“Sukuk Ijarah Issue Performer Underwriter” shall mean the parties being responsible for the organizing and arrangement of the Issue in accordance with the provision of the Capital Market Law which in this matter are PT ANDALAN ARTHA ADVISINDO SEKURITAS and PT DANAREKSA SEKURITAS, in accordance with the terms and conditions of Sukuk Ijarah Issue Underwriting Agreement.

1.42

“Payment Agent Agreement” shall mean the agreement between the Issuer and Payment Agent regarding the implementation of payment of Ijarah Fee Installment as well as repayment of the Rest of Ijarah Fee and payment of Loss Compensation Due To Delay together with the valid amendments thereto made by the relevant parties in the future.

1.43

“Sukuk Ijarah Issue Underwriting Agreement” shall mean the agreement entered into by the Issuer and the Sukuk Ijarah Issue Underwriter as evidenced in deed dated the fifth day of April two thousand seven (05-04-2007) number 11 and already amended entirely by virtue of the deed dated today number 35 together with the appendices and/or valid amendments thereto and/or additions and/or renewals made by the relevant parties in the future.

1.44

“Trust Agreement” shall mean the agreement entered into by the Issuer and the Trustee in connection with the Bond together with the appendices and/or valid amendments and/or additions and/or renewals made by the relevant parties in the future.

1.45

Sukuk Ijarah Trust Agreement” shall mean the agreement entered into by the Issuer and Sukuk Trustee as evidenced in deed dated the fifth day of April two thousand seven (05-04-2007) number 10 and already amended entirely by virtue of this deed together with the appendices and/or valid amendments thereto and/or additions and/or renewals made by the relevant parties in the future.

1.46

“Agreement on Sukuk Ijarah Registration With KSEI” shall mean an agreement entered into by the Issuer and KSEI together with the appendices and/or valid amendments thereto and/or additions and/or renewals made by the relevant parties in the future.

1.47

“Declaration of Registration” shall mean the declaration of registration and delivery of the documents to BAPEPAM-LK by Sukuk Ijarah Issue Underwriter Issuer in the frame of Public Offer of Sukuk Ijarah fulfilling and in accordance with the provisions of Capital Market Law.

1.48	“Stock Company” shall mean the party conducting the business activity as the Stock Issue Underwriter, Stock Trade Broker and/or Investment Manager as referred to in Capital Market Law.

1.49

“Affiliated Company” shall mean the Affiliates, except if such Affiliation relationship is established due to the share placement of the State of the Republic of Indonesia directly or indirectly but not limited to the companies controlled over by the Issuer both directly or indirectly.

1.50	“Loan” shall mean all debts of the Issuer to other party including the Affiliated Party containing the obligation of the interest to be paid by the Issuer at certain time.

1.51	“Tolerable Receivables” shall mean the loan or credit provided by the Issuer or Subsidiary:

a)	to the party whose financial statement is amalgamated into the financial statement of the Issuer or Subsidiary;

b)	which was already provided prior to the execution of this Agreement with the breakdown as contained in the financial statement as per thirtieth day of December two thousand six (30-12-2006);

c)	which is the down payment or loan that is the normal or common account payable provided in connection with the daily business activity of the Issuer or Subsidiary;

d)	to the employees of the Issuer in accordance with the policy of the Issuer (to avoid the doubt, such loan is provided by the Issuer); and

e)	to the employee of the Subsidiary in accordance with the policy of the Company (to avoid the doubt, such loan is provided by the Subsidiary).

1.52

“Principle Bond” shall mean the principal amount of loan/debt of the Issuer to the Bond Holder based on the Bond existed on the Date of Issue amount Rp 2,600,000,000,000.00 (two trillion six hundred billion rupiah) by taking into account the provision of Articles 5 and 6 of Trust Agreement.

1.53

“Prospectus” shall mean the prospectus prepared and issued by the Issuer together with the Sukuk Ijarah Issue Underwriter in the frame of Issue in accordance with the provision of Article 1 point 26 of Capital Market juncto Regulation Number: IX.C.2 of Appendix to Decision of Chairman of BAPEPAM dated the seventeenth day of January one thousand nine hundred ninety six (17-01-1996) number: Kep-51/PM/1996.

1.54

“Stock Account” shall mean the account containing the record on the position of Sukuk Ijarah and/or the fund owned by the Sukuk Ijarah Holder administered by KSEI or Account Holder based on the contract of Stock Account opening signed by Sukuk Ijarah Holder.

1.55	“RUPSI” shall mean the General Meeting of Sukuk Ijarah Holders as set forth in Article 13 of Sukuk Ijarah Trust Agreement.

1.56	“Transfer Unit” shall mean the unit of total Sukuk Ijarah that is transferable and tradable from one Stock Account to another one, namely to the amount of Rp 1.00 (one rupiah).

1.57	“Sukuk Ijarah Jumbo Certificate” shall mean the evidence of issue of Sukuk Ijarah deposited with KSEI Collective Custody issued on the name of KSEI for the interest of the Sukuk Ijarah Holder.

1.58

“Rest of Ijarah Fee” shall mean the part of the benefit assignment that is payable by the Issuer to Sukuk Ijarah Holder on the Date of Emission by Rp 400,000,000,000.00 (four hundred billion rupiah) by taking into account the provision of Articles 5 and 6 of Sukuk Ijarah Trust Agreement.

1.59

“Sukuk Ijarah” shall mean INDOSAT SUKUK IJARAH II YEAR 2007” which is the securities issued by the Issuer to Sukuk Ijarah Holder proven by Sukuk Ijarah Jumbo Certificate under the conditions as described in Article 5 of Sukuk Ijarah Trust Agreement as well as registered with KSEI Collective Custody based on the Agreement on Sukuk Ijarah Registration with KSEI.

1.60	“Sukuk” shall mean the Syariah Stock in terms of certificate of ownership evidence with the same value and representing the inseparable part of the placement which is not divided on:

1)	ownership of certain tangible assets;

2)	benefit and service values of the certain project assets or certain investment activity; or

3)	ownership of the certain project assets or certain investment activity.

1.61

“Issue Date” shall mean the date of distribution of Sukuk Ijarah to the Stock Account of Sukuk Ijarah Issue Underwriter at KSEI based on the submission of Sukuk Ijarah Jumbo Certificate by the Issuer to KSEI which is also the Date of Payment.

1.62	“Date of Repayment of The Rest of Ijarah Fee” shall mean the due date of and the collectibility of the entire Rest of Ijarah Fee by taking into account Article 5 of Sukuk Ijarah Trust Agreement.

1.63

“Payment Date” shall mean the date of payment of fund generated from Sukuk Ijarah Issue to the Issuer paid by the Sukuk Ijarah Issue Underwriter through the Sukuk Ijarah Issue Underwriter based on the provision of the Sukuk Ijarah Issue Underwriting Agreement.

1.64

“Date of Payment of Ijarah Fee Installment” shall mean the due dates of Ijarah Fee Installment to the eligible Sukuk Ijarah Holders determined based on the List of Account Holder by taking into account Article 5 of Sukuk Ijarah Trust Agreement.

1.65	“Capital Market Law” shall mean Law of the Republic of Indonesia Number 8 of 1995 (one thousand nine hundred ninety five) regarding Capital Market.

1.66

“Sukuk Trustee” shall mean PT Bank Rakyat Indonesia (Persero) Tbk, having its domicile and head office in Jakarta or the substitute, acting for own behalf and based on this Sukuk Ijarah Trust Agreement representing the interest of all Sukuk Ijarah Holders.

Article 2

DESCRIPTION ON SYARIAH AGREEMENT AND

USE OF FUND RESULTED FROM THE ISSUE OF SUKUK IJARAH

2.1

To issue such Sukuk Ijarah, the Issuer has made the agreements required to fulfill the transaction of Ijarah financing for Ijarah Object fulfilling the Syariah rule among other based on ijarah agreement between the Issuer and Sukuk Trustee, where the Issuer assigns the benefit of Indosat Leased Bandwith to Sukuk Trustee and Sukuk Trustee approves the benefit assignment for the Ijarah Object to be submitted by the Issue to Sukuk Trustee.

Based on ijarah agreement and Sukuk Trust Agreement, the Issuer acts as mu’jir and Sukuk Ijarah Holder represented by Sukuk Trustee acts as mustajir. Then based on wakalah agreement, Sukuk Ijarah Holder which in this matter is represented by Sukuk Trustee as muwakil gives power to the Issuer acting as the representative to prepare and execute the agreement or enter into ijarah agreement with the user/lessee as the user of Ijarah Object and based on the agreements already signed by the representative of the third party as the user/lessee of Ijarah Object in which it is agreed that no re-signing of such agreement shall be required. In Ijarah agreement between the Issuer and Sukuk Trustee it is agreed that the Issuer assigns the benefit value of Ijarah Object by Rp 400,000,000,000.00 (four hundred billion rupiah).

2.2

The fund resulted from Public Offer of Sukuk Ijarah after less by the costs of Issue entirely 100% (one hundred percent) will be used by the Issuer for capital expenditure in the frame of the Issuer’s business expansion through the development of the cellular network of the Issuer namely the construction of the subsystem station.

2.3	In accordance with the Regulation of BAPEPAM Number X.K.4 regarding Report on Realization of Use of Fund

Resulted From Public Offer, the Issuer shall be obliged to report the realization of use of fund resulted from the Public Offer periodically to BAPEPAM-LK, Trustee and National Syariah Board quarterly as well as to account for the realization of use of fund resulted from Public Offer to the Annual General Meeting of Shareholders until the entire fund resulted from the Public Offer of Sukuk Ijarah is entirely used unless determined otherwise in the regulation of BAPEPAM-LK.

2.4

If the Issuer intends to make change on the use of fund resulted from Sukuk Ijarah Public Offer, such plan shall be reported first to BAPEPAM-LK by mentioning the reasons and considerations thereof and approved first by RUPSI and Trustee.

2.5

In the event there is still the rest of fund obtained from the Public Offer of Sukuk Ijarah, before being used or after being used, such fund shall be put into a special account in one of Syariah Banks in the domicile of the Issuer.

2.6	The Issuer shall be obliged to use the fund resulted from the Public Offer of Sukuk Ijarah to finance the activity or investment not in contravention of Syariah Principles in Capital Market.

Article 3

APPOINTMENT, TASKS, RIGHTS AND OBLIGATIONS

OF SUKUK TRUSTEE

3.1

Based on and in accordance with the provisions of Sukuk Ijarah Trust Agreement, the Issuer hereby appoints PT Bank Rakyat Indonesia (Persero) Tbk to perform the task as the trustee in the frame of representing the interest of Sukuk Ijarah Holder, and PT Bank Rakyat Indonesia (Persero) Tbk hereby accepts properly the appointment as sukuk trustee in the frame of Issue, based on the conditions contained in Sukuk Ijarah Trust Agreement and without prejudice the provision of the prevailing legislation in the State of the Republic of Indonesia relating to the tasks and obligations as sukuk trustee in an Issue.

3.2	The main tasks of Sukuk Trustee shall be:

a.

to represent the interest of Sukuk Ijarah Holder both before and outside the court in taking the legal act relating to the interest of Sukuk Ijarah Holder on the implementation of rights and obligations of Sukuk Ijarah Holders in accordance with the requirements of Sukuk Ijarah Issue by taking into account the provisions contained in Sukuk Ijarah Trust Agreement as well as based on the legislation prevailed in the State of the Republic of Indonesia and regulation KSEI in connection with the Issue. The tasks of Sukuk Trustee shall be to represent Sukuk Ijarah Holder that becomes effective as of the Date of Issue through the settlement of Ijarah Fee.

b.

to has the integrity both in implementing the task and obligation as sukuk trustee to supervise and monitor the performance of the Issuer’s obligations relating to the interest of Sukuk Ijarah Holder based on Sukuk Ijarah Trust Agreement, perform the tasks with full responsibility, prudence and is obliged to act wisely for the best interest of Sukuk Ijarah Holder.

c.

responsible to Sukuk Ijarah Holder for any loss due to the failure, negligence or other acts harming the interest of Sukuk Ijarah Holder, in the event of conflict of interest of Sukuk Trustee in performing the tasks as sukuk trustee as contained in Sukuk Ijarah Trust Agreement.

3.3	By taking into account paragraph 3.2 of this article, other rights and obligations of Sukuk Ijarah Trustee shall be among others as follows:

a.	Sukuk Trustee shall be entitled to trust every document it considers original and valid as well as already signed as delivered or prepared by someone or persons that are really entitled to represent regarding every respect relating to Written Confirmation and/or KTUR issued and in accordance with the specification issued by KSEI according to Sukuk Ijarah Trust Agreement and shall not be responsible to other party for all consequences of such trust and to the Issuer or Sukuk Ijarah Holder or other party whatsoever due to the reason stating the legality of a Written Confirmation and/or KTUR proposed by Sukuk Ijarah Holder but is proven being false or illegal after Sukuk Trustee made verification in accordance with the specification given by KSEI.

b.

Sukuk Trustee shall be entitled to study the use of fund of Issue yield and Sukuk Ijarah Public Offer by the Issuer provided that the absence of such study will not reduce the obligation of the Issuer based on Sukuk Ijarah and this Sukuk Ijarah Trust Agreement.

c.

Sukuk Trustee shall be entitled to receive and therefore the Issuer shall be obliged to provide the photocopy of the payment receipt in connection with the payment of Ijarah Fee Installment and/or repayment of the Rest of Ijarah Fee and Loss Compensation Due To Delay (if any) on the same day when the payment is made.

d.

Sukuk Trustee shall be entitled to receive the notice from KSEI on total fund that is payable by the Issuer for the payment of Ijarah Fee Installment and repayment of the Rest of Ijarah Fee at the latest 2 (two) Working Days prior to the Date of Payment of Ijarah Fee Installment or Date of Repayment of the Rest of Ijarah Fee.

e.

Sukuk Trustee shall be entitled to receive the notice from KSEI on the implementation of payment of Ijarah Fee Installment or repayment of the Rest of Ijarah Fee, including in the event of non payment due to the failure or the delay of the Issuer in providing the sufficient fund at the latest 1 (one) Banking Day after the Date of Payment of Ijarah Fee Installment and/or Date of Repayment of the Rest of Ijarah Fee.

f.

Sukuk Trustee shall be entitled to receive the list from KSEI containing KTUR detail together with the specification and KTUR specification issued by KSEI at the latest 1 (one) Working Day prior to RUPSI.

g.	Sukuk Trustee shall be entitled to ask for limited audit by the independent auditor registered with BAPEPAM-LK and appointed by Sukuk Trustee in connection with the violation of the provision of Article II of Sukuk Ijarah Trustee Agreement provided that such request is made based on the sufficient evidences including the quarterly financial statement indicating that there is a violation of such provision by the Issuer.

h.

Sukuk Trustee shall be entitled to request to the Issuer for the preparedness report of the Issuer to repay total Rest of Ijarah Fee and/or to pay Ijarah Fee Installment and/or Loss Compensation Due To Delay (if any) at the latest 5 (five) Working Days prior to Date of Repayment of Rest of Ijarah Dee and/or Date of Payment of Ijarah Fee Installment.

i.

Without reducing the obligation to always be thorough, conscientious and careful the Sukuk Trustee shall be entitled to trust every document considered original and legal as well as already signed is delivered or prepared by someone or some persons that are legally entitled to represent the Issuer or Sukuk Ijarah Holder or the party officially appointed by the Issuer or Sukuk Ijarah Holder on anything pursuant to Sukuk

Ijarah Trust Agreement and/or documents as referred to in Sukuk Ijarah Trust Agreement and shall not be responsible to other party for all consequences of such trust.

j.

Sukuk Trustee shall be entitled to, in taking the measures to ensure whether or not there is an Event of Default or Potential Event of Default, assume that there is no Event of Default or potential Event of Default happened and that the Issuer still adhere to and perform all obligations pursuant to Sukuk Ijarah Trust Agreement until Sukuk Trustee knows clearly that Event of Default or Potential Event of Default is already occurred supported by the sufficient evidences or expressly notified by the Issuer.

k.	in the event the Issuer commits a failure pursuant to Article … [illegible] of Sukuk Ijarah Trust Agreement:

i.

Sukuk Trustee shall be entitled to, at the expenses of the Issuer, appoint other party to act to represent Sukuk Trustee and/or to be asked for opinion in connection with the implementation of task of Sukuk Trustee including to appoint the legal consultant, lawyer, Notary, assessing company or other third party as well as entitled to trust and be guided by the opinion of other party as the basis for the act taken by Sukuk Trustee.

ii.	Sukuk Trustee shall be released by Sukuk Ijarah Holder from every responsibility due to the act based on the opinion of such third party.

l.	Sukuk Trustee shall be obliged to provide the complete information openly on its qualification as Sukuk Trustee in the Prospectus.

m.

Sukuk Trustee shall be obliged to submit the report to BAPEPAM-LK and Sukuk Ijarah Holder through the Stock Exchange in accordance with the prevailing provision on Capital Market in the event Sukuk Trustee knows with the quite strong evidence that:

i.	The Issuer fails/violates the provision contained in Sukuk Ijarah Trustee Agreement including the continuation of an event of default as set forth in Article 12 of Sukuk Ijarah Trust Agreement; or

ii.	a condition happened that may endanger the interest of Sukuk Ijarah Holder in which based on the evidences commonly accepted as valid for banking industry, the Issuer may be considered not being able any longer to arrange or control most of or the entire assets thereby materially giving negative influence to the business continuation of the Issuer.

n.

Sukuk Trustee shall be obliged to analyze and monitor periodically the development of the business management of the Issuer based on the financial statements and other reports relating to the line of business of the Issuer.

o.

Sukuk Trustee shall be obliged to summon Sukuk Ijarah Holder and the Issuer as well as hold RUPSI as set forth in Article 13 of Sukuk Ijarah Trust Agreement before taking act requiring the resolution of RUPSI in accordance with the provision of Sukuk Ijarah Trust Agreement.

p.

Sukuk Trustee shall be obliged to take valid acts in accordance with the provisions in Sukuk Ijarah Trust Agreement as resolved by Sukuk Ijarah Holder in RUPSI and not allowed to take act in contravention of the direction of RUPSI or resolution of RUPSI.

q.	Sukuk Trustee shall be obliged to give advice and take other act commonly taken by trustee required by the Issuer in connection with Sukuk Ijarah Trust Agreement.

r.

Sukuk Trustee shall be obliged to execute the resolution already resolved by RUPSI in accordance with the stipulation of Sukuk Ijarah Trust Agreement, however Sukuk Trustee shall not be responsible for the consequences arising based on the resolution already resolved in such RUPSI, except due to the failure or deliberation of Sukuk Trustee.

s.

Sukuk Trustee shall be obliged to make verification of KTUR submitted by Sukuk Ijarah Holder based on the specification and list of KTUR issued and submitted by KSEI to Sukuk Trustee in accordance with the regulation of KSEI and prevailing legislation.

t.	Sukuk Trustee shall be obliged to notify in writing on the end of RUPSI to KSEI at the latest on the following Working Day for revocation of freezing of Sukuk Ijarah by KSEI.

u.	perform the tasks with full responsibility, prudence and be obliges to take act wisely for the best interest of Sukuk Ijarah Holder.

v.	Sukuk Trustee shall be obliged to request the Issuer to do the ranking for Sukuk Ijarah in accordance with the Regulation Number: IX.C.11 of Appendix to Decision of Chairman of BAPEPAM-LK Number: KEP-135/BL/2006 dated the fourteenth day of December two thousand six (14-12-2006) regarding Ranking of Debt Stock together with its amendment and or other arrangement that must be obeyed by the Issuer.

w.	Sukuk Trustee shall have the person in charge for the implementation of activity of trustee who understands the activities in contravention of Syariah principles in Capital Market;

3.4

The Issuer will release Sukuk Trustee from and will compensate Sukuk Trustee for every cost and charges already incurred by the Sukuk Trustee in connection with the suit as well as the obligation to pay the loss, Loss Compensation Due To Delay, cost and charges judged by the court with the judgment already having permanent force of law in connection with the implementation accordingly the right, task and obligations of Sukuk Trustee made solely based on and in accordance with the provisions of Sukuk Ijarah Trust Agreement, so long the suit, loss, Loss Compensation Due To Delay, cost and charges mentioned above is not arisen due to:

(i)	failure or mistake of Sukuk Trustee in exercising the rights, tasks and obligations as Sukuk Trustee;

(ii)	conflict of interest in its capacity as the creditor of the Issuer as well as the trustee.

(iii)	resignation of Sukuk Trustee as referred to in paragraph 3.8 letter c of this article; and/or

(iv)	dismissal of Sukuk Trustee based on the mistakes already committed by Sukuk Trustee based on the provisions as referred to in Sukuk Ijarah Trust Agreement.

3.5

Sukuk Trustee shall be obliged to first of all request for approval from the Issuer for the cost, expenses and any other charge incurred by the Sukuk Trustee arising due to the fulfillment of the obligations of the Issuer pursuant to Sukuk Ijarah Trust Agreement and/or other agreements made in connection with the Issue of this Sukuk Ijarah including the consultant fee. If in the period of 14 (fourteen) Working Days after the receipt of such request the Issuer does not give respond, the Issuer automatically approves such request and Sukuk Trustee is entitled to do anything which approval is requested.

3.6

Sukuk Trustee, members of Board of Directors and/or members of Commissioners Board of Sukuk Trustee shall not be allowed to have the interest both direct or indirect to the Issuer that may influence the position and/or the implementation of rights, tasks or obligations as Sukuk Trustee unless allowed by BAPEPAM-LK and notified to KSEI and Sukuk Ijarah Holder by taking into account the prevailing legislation on Capital Market.

3.7

Appointment of Sukuk Trustee shall be valid as of the date of signing of this Sukuk Ijarah Trust Agreement, and Sukuk Trustee shall be obliged to perform the tasks and obligations as Sukuk Trustee for the Sukuk Ijarah as of the Date of Issue by taking into account the prevailing legislation until the full payment of Ijarah Fee accordingly without prejudice the provision of paragraphs 3.8 and 3.13 of Article … [illegible].

3.8	If one of the following is occurred, Sukuk Trustee will stop to become the Sukuk Trustee pursuant to Sukuk Ijarah Trust Agreement:

a.	Sukuk Trustee is dissolved by a court or other official board or Sukuk Trustee dissolves itself voluntarily or pursuant to the legislation.

b.	In case of insolvency decision having the permanent force of law or liquidation of Sukuk

Trustee, an application for insolvency is proposed by Sukuk Trustee itself, or Sukuk Trustee proposes the delay of obligation of debt payment.

c.

Sukuk Trustee applies for resignation from its position as the trustee in writing to the Issuer and summon the RUPSI to propose the resignation, by mentioning the reasons thereof, and such application for resignation shall be proposed at least 60 (sixty) Calendar Days in advance, however the Sukuk Trustee will stop performing the tasks as the trustee pursuant to Sukuk Ijarah Trust Agreement after the application for resignation is just received properly by RUPSI and when the substitute is already appointed by the Issuer at the approval from RUPSI and has stated in writing to approve to fulfill the terms and conditions of Sukuk Ijarah Trust Agreement as well as commence to perform the tasks.

d.	Sukuk Trustee is dismissed by RUPSI as set forth in Article 13 paragraph 13.1 letter b of Sukuk Ijarah Trust Agreement.

e.	All Ijarah Fees already paid by the Issuer in accordance with Sukuk Ijarah Trust Agreement to Sukuk Ijarah Holder.

f.

Upon the request of BAPEPAM-LK with the implementation of rights of BAPEPAM-LK as contained in the provision of Article 102 paragraph 1 juncto Article 102 paragraph 2 letters d, e, f, g of Capital Market Law to Sukuk Trustee.

g.

In the event the Issuer fails to pay the service fee of Sukuk Trustee and after Sukuk Trustee proposes the request for payment in writing for 3 (three) consecutive times to the Issuer within the period of 90 (ninety) Calendar Days, the Sukuk Trustee may propose the request for resignation to the Issuer. The request for resignation shall be proposed in writing 60 (sixty) Calendar Days in advance by mentioning the reasons thereof. In the event of resignation, the Issuer shall be responsible to appoint the substitute trustee and at the latest 60 (sixty) Calendar Days after the receipt of the letter of resignation, the Issuer shall be obliged to hold RUPSI to report to the Sukuk Ijarah Holder on the plan of resignation of Sukuk Trustee and propose the appointment of the substituted Sukuk Trustee who must be prepared to hold the position at the effective time of resignation of Sukuk Trustee. The new Sukuk

Trustee can cease to perform the tasks as the Sukuk Trustee pursuant to Sukuk Ijarah Trust Agreement after the request for resignation is received by RUPSI. The expenses incurred to hold RUPSI shall be borne by the Issuer. However the Issuer shall be obliged to pay the service fee that is payable arising as of the service pay is not paid until the end of the appointment period of Sukuk Trustee.

3.9

Without prejudice the provision of paragraph 3.13 of this article, in the event the Sukuk Trustee becomes the trustee due to one of the reasons as referred to in paragraph 3.8 of this article, the Sukuk Trustee will automatically stops to become the party to Sukuk Ijarah Trust Agreement.

3.10

In case of dismissal of Sukuk Trustee, Sukuk Ijarah Holder through RUPSI shall immediately appoint the substitute thereof in accordance with the prevailing legislation. The Issuer promises to make the best effort to appoint the substitute Sukuk Trustee in such a way that at any time the interests of the Sukuk Ijarah Holder are represented by Sukuk Trustee pursuant to the prevailing legislation.

3.11	The substitute Sukuk Trustee already appointed validly pursuant to the prevailing legislation and Sukuk

Ijarah Trust Agreement shall be obliged to sign an amendment and/or addendum of Sukuk Ijarah Trust Agreement in which the new trustee accepts such appointment under the terms and conditions substantively same as those contained in Sukuk Ijarah Trust Agreement and the new trustee agrees to substitute the legal position of the Sukuk Trustee.

3.12

At the latest 2 (two) Working Days after the end of the tasks of the Sukuk Trustee as set forth in paragraph 3.8 of this article, Sukuk Trustee shall notify the same to the Public by advertisement in the daily newspaper published in Indonesian Language circulated on national basis.

3.13

Immediately after the occurrence of one of the following as referred to in paragraph 3.8 of this article (except letters (c), (d) and (e)), the Sukuk Trustee shall be obliged to account for its tasks and obligations as Sukuk Trustee already performed in the frame of implementation of Sukuk Ijarah Trust Agreement and other agreement entered into in connection with this Sukuk Ijarah Issue to RUPSI as well as report the same to BAPEPAM-LK and the Issuer. Since the accountability is not received yet by RUPSI and Sukuk Trustee is not released yet from the responsibility by RUPSI, Sukuk Trustee shall remain be responsible according to law for the tasks and obligations already performed.

3.14

In the event of the occurrence as referred to in paragraph 3.8 letter (e) of this Article, Sukuk Trustee shall be obliged to submit the report to the Issuer and BAPEPAM-LK on the tasks and obligations already performed.

Article 4

SUKUK TRUSTEE SERVICE FEE

4.1

As the fee for the service of Sukuk Trustee based on the provisions of Sukuk Ijarah Trust Agreement, the Issuer shall be obliged to pay to Sukuk Trustee a service fee in accordance with the letter of Sukuk Trustee to the Issuer dated the twenty-ninth day of March two thousand seven (29-03-2007) Number: B.101-TRY/IVB/TCS/03/2007, which original thereof was produced to me, Notary being inseparable part of Sukuk Ijarah Trust Agreement.

4.2

The Value Added Tax (VAT) for the service fee of Sukuk Trustee as mentioned above shall become the expenses of and be paid by the Issuer to the Sukuk Trustee as the Obliged Collector in accordance with the tariff pursuant to the prevailing legislation.

4.3	The payment of service fee of Sukuk Trustee as referred to in paragraph 4.1 of this article shall be made by the Issuer in 1 (one) time of payment annually in advance, and for the first time the payment of service fee of Sukuk Trustee shall be made at the latest 14 (fourteen) Calendar Days as of the Date of Issue, and the subsequent payment shall be made at the latest on the date of anniversary of Sukuk Ijarah Issue.

4.4	In case the date of payment of service fee of Sukuk Trustee already determined falls not on the Banking Day, such service fee shall have been received by Sukuk Trustee on the subsequent Banking Day.

4.5

In case it is proven that on the date of payment of service fee as referred to in this article the Issuer fails to make payment, the Issuer on the date of collection by Sukuk Trustee, shall pay the amount payable plus the loss compensation due to delay of payment of service fee of Trustee.

4.6

The amount of service fee of Sukuk Trustee shall at any time be calculated based on the amount of the initial Rest of Ijarah Fee issued on the Date of Issue, or circulated when the obligation of payment of service fee of Sukuk Trustee is due. If the Issuer makes Buy Back causing the repayment of all Sukuk Ijarah, the Sukuk Ijarah Trust Agreement shall expire and the service fee of Sukuk Trustee shall no longer exists.

4.7

If Sukuk Trustee quits before the end of tasks of Sukuk Trustee in accordance with the period agreed, the service fee of Sukuk Trustee not paid in the relevant year shall be returned by Sukuk Trustee to the Issuer on proportional basis based on total day when Sukuk Trustee does not perform the tasks in the relevant year.

Article 5

SUKUK IJARAH REQUIREMENTS

The Issuer promises and commits itself to Sukuk Trustee as the proxy of Sukuk Ijarah Holder (this promise and self commitment are made to bind the Issuer to each Sukuk Ijarah Holder), that the Issuer shall issue Sukuk Ijarah or conduct Issue under the terms as follows:

5.1

Issuing Sukuk Ijarah at the value of that issued on the Date of Issue by Rp 400,000,000,000 (four hundred billion rupiah) and Sukuk Ijarah is issued under the name of INDOSAT SUKUK IJARAH II YEAR 2007 as well as registered with KSEI Collective Custody in accordance with the Agreement on Sukuk Ijarah Registration at KSEI.

5.2	Sukuk Ijarah will be issued without draft and be offered at Face Value of Sukuk Ijarah 100% (one hundred percent) with period of 7 (seven years as of the Date of Issue.

5.3	The amount of Ijarah Fee Installment shall be Rp 40,800,000,000.00 (forty billion eight hundred rupiah) per annum.

5.4

Ijarah Fee Installment shall be paid by the Issuer through the Payment Agent to Sukuk Ijarah Holder quarterly as of the Date of Issue, through KSEI Account Holder on the Date of Payment of Ijarah Fee Installment as contained in the Prospectus.

5.5

Sukuk Ijarah Holder entitled for payment of Ijarah Fee Installment shall be that whose name is registered in List of Account Holder on 4 (four) Stock Exchange Days before the Date of Payment of Ijarah Fee Installment, unless stipulated otherwise by KSEI or the prevailing legislation. Then in case of transaction of Sukuk Ijarah after the date of determination of the party being entitled to Ijarah Fee Installment, the party receiving assignment of Sukuk Ijarah shall not be entitled to Ijarah Fee Installment in the period of the relevant Ijarah Fee Installment.

5.6	Sukuk Ijarah shall be tradable in the secondary market in case of fulfillment of the matters as follows:

1)	all funds resulted from Public Offer of Sukuk Ijarah are already received by the Issuer; and

2)	the fund received is started to be used in accordance with the purpose of Sukuk Issue.

Then, the Issuer shall be obliged to immediately use the fund resulted from Sukuk Ijarah Public Offer and report the same to Trustee, BAPEPAM-LK, KSEI and Stock Exchange in the form and format as contained in the attached example.

5.7

Sukuk Ijarah is issued without draft except Sukuk Ijarah Jumbo Certificate issued by the Issuer to be registered with the name of KSEI pursuant to Agreement on Sukuk Ijarah Registration with KSEI as the evidence of Sukuk ownership for the interest of Sukuk Ijarah Holder through the Account Holder by taking into account the provision in Capital Market.

5.8

As of the Date of Issue, Sukuk Ijarah is the evidence that the Issuer assumes validly and binding in nature the obligation of payment of Ijarah Fee to Sukuk Ijarah Holder to the amount of Rest of Ijarah Fee as mentioned in Sukuk Ijarah Jumbo Certificate plus Ijarah Fee Installment that must be paid pursuant to Article 5 hereof.

The evidence of Sukuk Ijarah ownership by Sukuk Ijarah Holder shall be the Written Confirmation.

5.9

For Sukuk Ijarah Holders, the taxes provision shall apply for them in accordance with the prevailing legislation and if the Issuer is obliged by the legislation to deduct the tax for every payment made by the Issuer to Sukuk Ijarah Holder, the Issuer through the Payment Agent shall deduct the tax and pay the same to the authority so appointed to receive the payment and submit the tax deduction receipt to Sukuk Ijarah Holder.

5.10	a)

The Payment of the Rest of Ijarah Fee and/or Ijarah Fee Installment and Loss Compensation Due To Delay (if any) shall be made by the Payment Agent on behalf of the Issuer in accordance with the terms and conditions as set forth in Payment Agent Agreement.

b)

The Issuer and Sukuk Trustee shall not be responsible for the failure or delay of payment of the Rest of Ijarah Fee and/or Ijarah Fee Installment and Loss Compensation Due To Delay (if any) due to the failure of KSEI in fulfilling its obligations as the Payment Agent.

5.11

The proprietary right of Sukuk Ijarah shall be assigned by the transfer of Sukuk Ijarah from one Stock Account to other Stock Account. Sukuk Ijarah Transfer Unit shall amount to Rp 1.00 (one rupiah). The Issuer, Sukuk Trustee and Payment Agent shall be obliged to treat the Account Holder as the valid Sukuk Ijarah Holder in connection with the acceptance of repayment of the Rest of Ijarah Fee, payment of Ijarah

Fee Installment and other rights relating to Sukuk Ijarah by taking into account paragraph 5.18 of this article.

5.12	Custodian Bank or Stock Company being the Account Holder may act for their own behalf as Sukuk Ijarah Holder or on behalf of their customers based on the power of attorney from Sukuk Ijarah Holder.

5.13

Sukuk Ijarah will be repaid by the Issuer at the value which is the same as the amount of the Rest of Ijarah Fee written in the Written Confirmation owned by Sukuk Ijarah Holder on the Date of Repayment of Rest of Ijarah Fee.

5.14

In case it is proven that the Issuer does not provide the sufficient fund to pay Ijarah Fee Installment and repay the Rest of Ijarah Fee after the lapse of Date of Payment of Ijarah Fee Installment or Date of Repayment of the Rest of Ijarah Fee, the Issuer shall pay the Loss Compensation Due To Delay or failure to pay the amount of the Rest of Ijarah Fee and/or Ijarah Fee Installment for Ijarah Fee. The Loss Compensation Due To Delay paid by the Issuer being the right of Sukuk Ijarah Holder by the Payment Agent shall be provided for Sukuk Ijarah Holder on proportional basis based on the amount of Sukuk Ijarah it owns.

5.15	The obligation of the Issuer based on Sukuk Ijarah at any time shall be the valid, unconditional and/or absolute obligation.

5.16

The withdrawal of Sukuk Ijarah from the Stock Account can only be made by transferring to the other Stock Account. Such withdrawal of Sukuk Ijarah from the Stock Account to be converted into Sukuk Ijarah certificate cannot be made, unless in case of cancellation of registration of Sukuk Ijarah in KSEI Collective Custody at the request of the Issuer or Sukuk Trustee by taking into account the prevailing legislation on Capital Market and resolution of RUPSI.

5.17

After the 1st (first) anniversary of Sukuk Ijarah as of the Date of Issue, the Issuer may conduct the Buy Back of Sukuk Ijarah from every Sukuk Ijarah Holder by taking into account the provision of Article 6 of Sukuk Ijarah Trust Agreement. For the Sukuk Ijarah bought back by the Issuer for custody, the Issuer cannot vote in RUPSI and it shall not be calculated in the quorum of attendance in RUPSI and does not obtain the Ijarah Fee Installment. The buy back may be made if the Issuer does not fail to make Ijarah Fee payment.

5.18	If after the final calculation there is still the rest of fund of payment of Ijarah Fee that cannot be distributed by the Payment Agent to Sukuk Ijarah Holder due to any reason whatsoever, such fund shall be deposited by the Payment Agent for the interest of Sukuk Ijarah Holder that is entitled to such Ijarah Fee payment. The Payment Agent shall then release the Issuer and Trustee from the responsibility to pay such Ijarah Fee, including the release from all suits possibly arising from Sukuk Ijarah Holder in connection with non acceptance of Ijarah Fee payment.

5.19	Sukuk Ijarah Issue can only be made after the Declaration on Registration becomes effective.

Article 6

BUY BACK

6.1

After the 1st (first) anniversary of Sukuk Ijarah as of Date of Issue, the Issuer may buy back such Sukuk Ijarah existed in the free market both entirely and partially at the market price, hereinafter referred to as buy back. Such buy back may be made if the Issuer does not fail to pay Ijarah Fee provided that such Buy Back will not cause the Issuer fails to fulfill the provision contained in Sukuk Ijarah Trust Agreement.

6.2	The ownership of Sukuk Ijarah by the Issuer and/or Affiliated Company shall be reported by the Issuer to Sukuk Trustee at the latest 2 (two) Working Days prior to a RUPSI.

The entire Sukuk Ijarah owned by the Issuer based on the buy back and/or Sukuk Ijarah owned by Affiliated Company cannot be calculated in the quorum calculation of attendance at RUPSI and does not have the voting right at RUPSI.

6.3

In the event the Issuer buy back the part or the entire Sukuk Ijarah, it shall have the right to make such buy back as the bought back Sukuk Ijarah for deposit and then in the future be re-sold (“Investment”) and/or applied as repayment (“Return”).

6.4	Regarding Sukuk Ijarah designated for Investment and/or Return, the Issuer shall not be entitled for payment of Ijarah Fee Installment.

6.5	If the Issuer has a plan of buy back of Sukuk Ijarah, both as the Return or Investment, it can be made under the terms as follows:

a.

The Issuer shall be entitled to announce the plan of buy back of Sukuk Ijarah same in 1 (one) newspaper in Indonesian Language which is circulated on national basis at the latest 2 (two) Working Days prior to date of commencement of buy back of Sukuk Ijarah.

b.	Such announcement shall contain:

1)	The period of offering of Sukuk Ijarah buy back where the Sukuk Ijarah Holder proposes the selling offer for a number of Sukuk Ijarah it owns by mentioning the price it intends to the Issuer;

2)	Total maximum fund used for Sukuk Ijarah buy and target of maximum buy back of Sukuk Ijarah.

3)	Date of payment of buy back of such Sukuk Ijarah shall be made at the latest 2 (two) Working Days as of the last date of period of offer of buy back of Sukuk Ijarah.

4)	Sukuk Ijarah Holder proposing the selling offer to the Issuer in the offering period shall be obliged to enclose:

–	Written Confirmation from KSEI on total Sukuk Ijarah to be sold that is not inter Stock Account transferable until the Date of Payment of Sukuk Ijarah buy back.

–	Evidence of Identity at the time of conducting the selling offer.

–	Statement that Sukuk Ijarah to be sold by the relevant Sukuk Ijarah Holder to buy back by the Issuer cannot be sold and purchased by the relevant Sukuk Ijarah Holder so that such Sukuk Ijarah is not inter Stock Account transferable until the Date of Payment of Sukuk Ijarah buy back.

5)

– The Issuer will buy back Sukuk Ijarah from the lowest price offered by Sukuk Ijarah Holder (but priority is given to the selling offer from the Sukuk Ijarah Holder not the Affiliated Company) in the period of Sukuk Ijarah buy back purchasing provided that if there are several Sukuk Ijarah Holder conducting the offer with the same price and total Sukuk Ijarah offered by Sukuk Ijarah Holder has exceeded total maximum fund or the remaining buy back of Sukuk Ijarah, the Issuer will buy such Sukuk Ijarah on proportional basis to such Sukuk Ijarah.

6)

The Issuer shall not be obliged to buy all Sukuk Ijarah offered by its Holder for buy back at the time of buy back offer if the selling offer price exceeds the price target expected by the Issuer as referred to in point 2;

7)

If the Issuer cancels the buy back, it shall be obliged to announce the same and the reasons thereof in 1 (one) daily newspaper in Indonesian Language at the latest on the last day of Sukuk Ijarah buy back offer period.

c.	The Issuer shall be obliged to keep the confidentiality from any other party on all information on Sukuk Ijarah selling offer already submitted by its Holder during the period of its buy back.

d.

At the latest 2 (two) Working Days after the buy back of Sukuk Ijarah as mentioned above, the Issuer shall be obliges to announce such buy back in 1 (one) daily newspaper in Indonesian Language which is circulated on national basis. Such announcement shall contain:

–	Total Sukuk Ijarah that is bought back by explaining the value of Sukuk Ijarah in the frame of Return and/or total value of Sukuk Ijarah in the frame of Investment,

–	Limit of the lowest price up to the highest price already happened.

e.

The Issuer shall be obliged to report to Sukuk Trustee within 1 (one) Working Day as of the buy back as well as to BAPEPAM-LK, Stock Exchange and KSEI at the latest 2 (two) Working Days after the buy back.

f.

Other than the provision as referred to in letter e above, the Issuer shall be obliged to submit to BAPEPAM-LK all selling offer documents already submitted by Sukuk Ijarah Holder during the period of Sukuk Ijarah buy back offer at the latest 2 (two) Working Days after the buy back.

6.6	The Issuer may buy back Sukuk Ijarah without making the announcement as referred to in paragraph 6.5 above provided that:

a.	Total buy back does not exceed 5% (five percent) of total Sukuk Ijarah being issued for each transaction in the period of 1 (one) year.

b.	Sukuk Ijarah that is bought back is not owned by Affiliated Company of the Issuer.

c.	Sukuk Ijarah that is bought back is only for being deposited for buy back in the future.

For buy back of Sukuk Ijarah as referred to in this paragraph, the Issuer shall be obliged to report the same to Sukuk Trustee in 1 (one) Working Day after the buy back and to BAPEPAM-LK at the latest 2 (two) Working Days as of the buy back.

6.7	The Issuer shall be obliged to report to Sukuk Trustee and KSEI on Sukuk Ijarah owned by the Issuer for deposit:

a.	in 5 (five) Stock Exchange Days prior to Date of Payment of Ijarah Fee Installment; or

b.	1 (one) Stock Exchange Day prior to the date of list of Account Holders being entitled to Ijarah Fee Installment (whichever earlier) by taking into account the regulation of KSEI.

6.8

If based on paragraph 6.3 of this article, the Issuer conducts buy back the entire or part of Sukuk Ijarah and apply such buy back as Return, it shall be obliged to report the same to BAPEPAM-LK, Sukuk Trustee, KSEI and Stock Exchange at the latest 2 (two) Working Days after the date of Return as mentioned above and the Sukuk Ijarah Trust Agreement expires.

6.9

Sukuk Ijarah already paid in the frame of Return in connection with paragraph 6.3 of this Article shall be cancelled and cannot be issued or resold without being required to contain the same in any deed.

6.10

In the event the Sukuk Ijarah is paid in the frame of partial Return, the Issuer shall submit the new Sukuk Ijarah Jumbo Certificate to KSEI for exchanging it with the old one on the same day as the date of partial Return of such Sukuk Ijarah, with total Rest of Ijarah Fee that is still payable (value of the new Rest of Ijarah Fee) after being less by total Rest of Ijarah Fee already paid in the frame of such partial Return.

Article 7

GUARANTEE

This Sukuk Ijarah cannot be encumbered with special collateral in terms of goods or income or other assets owned by the Issuer in whatever term as well as not guaranteed by other party whatsoever. All assets of the Issuer, both in terms of movable or immovable assets, already existed or will exist in the future except the assets of the Issuer already encumbered specially to the creditors shall become the guarantee for all payments of financial obligation of the Issuer to all of its creditors not specially guaranteed or without the privilege including this Sukuk Ijarah on pari passu basis pursuant to Sukuk Ijarah Trust Agreement in accordance with articles 1131 and 1132 of Civil Code.

Article 8

POWER OF SUKUK IJARAH HOLDER TO SUKUK TRUSTEE

8.1

As of the Date of Issue, each Sukuk Ijarah Holder directly subjected to Sukuk Ijarah Trust Agreement shall approve all acts already taken by Sukuk Trustee relating to the preparation and signing of Sukuk Ijarah Trust Agreement and sign Sukuk Ijarah Trust Agreement as well as approve to and hereby gives power to Sukuk Trustee without being required to provide the new special power of attorney from the Sukuk Ijarah Holder in exercising all rights of Sukuk Ijarah Holder nothing excepted based on Sukuk Ijarah by taking into account Sukuk Ijarah Trust Agreement and all documents as well as agreements relating to such agreements, including to exercise or protect the interest of each Sukuk Ijarah Holder before the court including commercial court or arbitration court. Then Sukuk Ijarah Holder is represented by Sukuk Trustee as the party in Sukuk Ijarah Trust Agreement, and all documents and agreements relating thereto together with the appendices and amendments entered into in the future to such agreement as well as the party exercising or protecting the interest of each Sukuk Ijarah Holder before the court including commercial court and arbitration court.

8.2

By taking into account the prevailing legislation including but not limited to the legislation in Capital Market, this power and all other powers provided and pursuant hereto and other agreements relating to such agreement shall be an important and inseparable part of Sukuk Ijarah Trust Agreement, and the powers are not terminable due to any reason whatsoever including due to the reasons as set forth in Articles 1813, 1814 and 1816 of Civil Code.

8.3

So long there is Sukuk Ijarah Holder, Sukuk Ijarah Trust Agreement shall fully apply as the perfect evidence on providing of powers from Sukuk Ijarah Holder to Sukuk Trustee as referred to in Sukuk Ijarah Trust Agreement.

8.4

The providing of powers from Sukuk Ijarah Holder to Sukuk Trustee as referred to in Sukuk Ijarah Trust Agreement shall also include the power to make amendment to Sukuk Ijarah Trust Agreement for all things resolved in RUPSI and approved by the Issuer.

Article 9

REPAYMENT OF REST OF IJARAH FEE

9.1

By taking into account the provision of article 6 of Sukuk Ijarah Trust Agreement, the Issuer shall be obliged to make repayment of Rest of Ijarah Fee (“Return”) on the 7th (seventh) anniversary as of the Date of Issue.

9.2

The Return of Rest of Ijarah Fee will be paid by the Issuer to Sukuk Ijarah Holder through the Payment Agent on the date as referred to in paragraph 9.1 of this article and regarding the payment to the Payment Agent in accordance with the provision of Sukuk Ijarah Trust Agreement the Return shall be considered already made to Sukuk Ijarah Holder for the Rest of Ijarah Fee that is payable and already due and release the Issuer from the obligation to pay the relevant Rest of Ijarah Fee and in the event of any reason outside the mistake of the Issuer the payment of the Rest of Ijarah Fee cannot be made to Sukuk Ijarah Holder.

Article 10

REPRESENTATION AND WARRANTY OF SUKUK IJARAH TRUSTEE

Sukuk Trustee represents and warrants that the following are true:

10.1	Sukuk Trustee shall be entitled and authorized to act as Sukuk Trustee.

10.2	Sukuk Trustee commits itself to perform the tasks and or obligations as Sukuk Trustee with full responsibility, integrity as well as acts wisely solely for the interest of the Sukuk Ijarah Holder.

10.3

Sukuk Trustee shall be responsible to Sukuk Ijarah Holder for any loss suffered due to the failure, carelessness of Sukuk Trustee or acts due to the conflict of interest in connection with the tasks of Sukuk Trustee as contained in Sukuk Ijarah Trust Agreement.

10.4

On the date of signing of this Sukuk Ijarah Trust Agreement, the articles of association of Sukuk Trustee together with the amendments thereto are already publicized in the State Gazette of the Republic of Indonesia dated the eleventh day of

September one thousand nine hundred ninety two (11-9-1992) Number 73, Supplement Number 3A; and recently in the State Gazette of the Republic of Indonesia dated the fourth day of November two thousand three (4-11-2003) Number 88, Supplement Number 11053.

Besides the Supplement to the State Gazette and the deeds as mentioned above until the date of signing of Sukuk Ijarah Trust Agreement in this deed, there is no other deed nor documents containing the amendment to the articles of association of Sukuk Trustee.

10.5	On the signing date of this Sukuk Ijarah Trust Agreement, the members of Board of Directors and Commissioners Board of Sukuk Trustee shall be as follows:

BOARD OF DIRECTORS

– President Director	:	Mr. SOFYAN BASIR;

– Director of Finance	:	Mr. ABDUL SALAM, Sarjana Ekonomi;

– Director of Consumer	:	Mr. AGUS TONI SOETIRTO;

– Director of Operational	:	Mr. Doktorandus EY SARWONO SUDARTO;

– Director of UMKM	:	Mr. Insinyur SULAIMAN ARIF ARIANTO;

– Director for Credit

Administration and Risk

Analysis	:	Mrs. Insinyur LENNY SUGIHAT, Master of Business Administration;

– Director for Compliance	:	Mr. Insinyur BAMBANG SOEPENO, Master of Business Administration;

COMMISSIONER BOARD

– President Commissioner	:	Mr. Doktor Insinyur Haji BUNASOR SANIM, Master of Science;

– Commissioner	:	Mr. SUNARSHIP;

– Commissioner	:	Mr. Doktor MULIA P NASUTION;

– Commissioner	:	Mr. Doktor Insinyur AGUS PAKPAHAN;

– Independent Commissioner	:	Mr. Insinyur BANGUN SARWITO KUSMULJONO;

– Independent Commissioner	:	Mrs. Doktoranda AVILIANI, Master of Science;

– Independent Commissioner	:	Mr. BARIDJUSSALAM HADI;

10.6	That to enter into Sukuk Ijarah Trust Agreement, Sukuk Trustee already obtains the approval as required by articles of association of Sukuk Trustee and the legislation applied to Sukuk Trustee.

10.7

The preparation of Sukuk Ijarah Trust Agreement as well as all documents prepared relating to Sukuk Ijarah Trust Agreement are already prepared accordingly by Sukuk Trustee pursuant to the requirements of the prevailing legislation as well as already signed accordingly on behalf of Sukuk Trustee and is the valid obligation binding Sukuk Trustee in accordance with the legislation prevailed in Indonesia.

10.8	The persons signing this Sukuk Ijarah Trust Agreement on behalf of Sukuk Trustee shall be those entitled and fully authorized to act for and on behalf of as well as validly representing Sukuk Trustee.

10.9	That at the time of signing of this Sukuk Ijarah Trust Agreement, Sukuk Trustee shall not provide loan for the Issuer.

10.10

Sukuk Trustee hereby declares to be responsible for the representation and warranty provided by Sukuk Trustee in Sukuk Ijarah Trust Agreement and therefore Sukuk Trustee releases the Issuer relating to the representation and warranty provided by Sukuk Trustee in Sukuk Ijarah Trust Agreement.

10.11

Submitting the representation of Sukuk Trustee that Sukuk Trustee has the person in charge of implementation of trustee affairs activity understanding the activities in contravention of the Syariah principles in Capital Market.

Article 11

LIMITATIONS AND OBLIGATIONS OF ISSUER

11.1

As of the date of this Agreement and so long all Rests of Ijarah Fee and Ijarah Fee Installment are not paid, the Issuer promises and commits itself that the Issuer and as relevant, the material Subsidiary (such material Subsidiary is that which assets reaches minimum 10% (ten percent) of total assets of the Issuer based on the Issuer’s current financial statement or which income reaches minimum 10% (ten percent) of total income of the Issuer in its current financial statement, whichever lower), without the written approval from Sukuk Trustee, will not do the following:

(a)

encumber and/or pledge partial or entire assets of the Issuer and/or permit and/or give approval for the Subsidiary to encumber and/or pledge both partially or entirely the assets of the Subsidiary, the right to the income of the Issuer and/or Subsidiary, both existing now or those that will be obtained in the future, to any other third party, except the act of encumbering or pledging that is the Tolerable Collateral and Guarantee.

(b)	provide the corporate guarantee or permit the Material Subsidiary (as mentioned above) to provide corporate guarantee to other party except:

(i)	such corporate guarantee is the Tolerable Collateral and Guarantee; and/or;

(ii)

such corporate guarantee is provided to encumber the debt/obligation of the Subsidiary made based on the reasonable and common business practice and total encumbered obligation/debt at any time cumulatively does not exceed 10% (ten percent) of the Adjusted Consolidated Capital; and/or

(iii)

such corporate guarantee provided to encumber the debt of the Subsidiary established in connection with the plan of the issue of the debt certificate in the foreign currency in short time by such Subsidiary.

(c)	To merger, amalgamate, acquisition with or on other company causing the dissolution of the Issuer, or that having negative consequence to the Issuer’s business continuity, or permit the Subsidiary running the business in the Main Business of the Issuer to make merger, amalgamate and/or acquisition with other company causing the dissolution of the Subsidiary or negative impact on the business continuity of the Subsidiary except in the frame of the Restructuring Activity of the Issuer.

(d)	provide debt or loan to any other party except in connection with the Tolerable Receivable.

(e)	sell, move or transfer partial or entire assets or Main Business Activity of the Issuer, except:

(i)	in the frame of Restructuring Activity of the Issuer; or

(ii)

sale, movement or transfer of assets in 1 (one) or combined transaction in 1 (one) current year not more than 10% (ten percent) of the entire consolidated net fixed assets based on the audited current consolidated financial statement of the Issuer and so long it doesn’t disturb the Main Business Activity of the Issuer.

(f)	make expenditure of bond or other debt instrument having higher grade or which payment is given the priority instead of Sukuk Ijarah, by taking into account the Tolerable Collateral and Guarantee.

(g)	make change in the Issuer’s business line to the business outside the telecommunication and informatics sector.

(h)	conduct the business activity in contravention of syariah principles namely among others:

1)	gambling and the game classified into gambling or the banned trading;

2)	rendering the financial service applying the ribawi (usurious) concept, risk sale and purchase containing gharar (lack of transparency) and or maysir;

3)	producing, distributing, trading or providing:

a)	the goods and or service which is unlawful due to its substance (haram li-dzatihi); and or

b)	the goods and or service which is unlawful not due to the substance (haram li ghairihi) stipulated by National Syariah Board of Indonesian Council of Ulama (DSN-MUI); and or

c)	goods and or service damaging the moral and which is mudarat (harming) in nature.

4)

making investment in the company which at the time of transaction the level (nisbah) of debt of the company to ribawi financial institution is more dominant than the capital, except the syariah nature of such investment is declared by DSN-MUI.

11.2	The providing of the written approval as referred to in paragraph 11.1 of this article will be provided by Sukuk Trustee under the terms as follows:

(a)	The application for approval will not be denied without clear and fair reason;

(b)

Sukuk Trustee shall be obliged to give approval, denial or ask for other additional supporting data/document within the period of 7 (seven) Working Days after the application for approval and its supporting documents are received completely by Sukuk Trustee and if within 7 (seven) Working Days the Issuer does not receive the approval, refusal or request for other additional supporting data/document from Sukuk Trustee, the Sukuk Trustee shall be considered already give the approval; and

(c)

If Sukuk Trustee requests for other additional supporting data/document the approval or denial must be given by Sukuk Trustee in 10 (ten) Working Days after such other additional supporting data/document is completely received by Sukuk Trustee and if within the period of 10 (ten) Working Days the Issuer does not receive the approval or denial from Sukuk Trustee, Sukuk Trustee shall be considered already gives its approval.

11.3	As of the date of Sukuk Ijarah Trust Agreement and so long the Rest of Ijarah Fee and Ijarah Fee Installment are not repaid yet, the Issuer promises and commits itself to:

(a)	fulfill all provisions in Sukuk Ijarah Trust Agreement and other agreement in connection with this Sukuk Ijarah Issue.

(b)

pay the sum of money required for repayment of Rest of Ijarah Fee and/or Ijarah Fee Installment already due at the latest 1 (one) Stock Exchange Day (in good fund) prior to the Date of Payment of Ijarah Fee Installment and or Date of Repayment of Rest of Ijarah Fee to KSEI account.

(c)	pay the Loss Compensation Due To Delay. Such Loss Compensation Due To Delay paid by the Issuer is the right of Sukuk Ijarah Holder to be paid to the Sukuk Ijarah Holder on proportional basis based on the amount of Sukuk Ijarah already owned.

(d)

maintain and keep the position of the Issuer and Subsidiary as the limited liability company and corporate body (except in the frame of Restructuring Activity of Issuer) and important permits which are now owned by the Issuer and Subsidiary and immediately request the permits if those permits expire or are required to run the business.

(e)

maintain the accounting and cost supervision in accordance with the accounting principles and other sufficient records to describe properly the financial condition of the Issuer, Subsidiary and its operation yield and consistently applied.

(f)

immediately notify Sukuk Trustee any important occurrence or condition in the issuer and/or Subsidiary that may materially give negative impact to the fulfillment of obligation of the Issuer in the frame of the issue and repayment of Sukuk Ijarah.

(g)	notify in writing the Sukuk Trustee at the latest in 2 (two) Working Days after the occurrence of the following events:

(i)

the resolution of General Meeting of Shareholders in connection with the amendment to the Articles of Association or the composition of Board of Directors and Commissioner Board of the Issuer and Subsidiary, the distribution of dividend to the shareholders of the Issuer;

(ii)

criminal, civil, administrative and labor cases involving the Issuer and Subsidiary that may materially affect the ability of the Issuer and/or Subsidiary in performing and adhering the obligations based on all Issue Documents.

(h)

ensure that the obligation of payment by the Issuer to the Sukuk Ijarah Holder pursuant to Sukuk Ijarah Trust Agreement at any time has the pari passu value to the obligation to all other creditors except the obligations to the preference creditor.

(i)	submit to Sukuk Trustee:

(i)	copies of reports submitted to BAPEPAM-LK, stock exchange where the shares, American

Depository Shares or bonds of the Issuer are registered, and KSEI within not later than 2 (two) Working Days after such reports are submitted to the parties mentioned above;

(ii)

annual consolidated financial report already audited by the registered public accountant at BAPEPAM-LK at the same time of the submission of such financial statement to BAPEPAM-LK in accordance with the prevailing legislation.

(iii)	quarterly consolidated financial statement submitted together with the report submitted to BAPEPAM-LK, Stock Exchange or not later than:

–	60 (sixty) Calendar Days after the date of the quarterly book of the Issuer is ended, if not accompanied with the accountant report; or

–	90 (ninety) Calendar Days after the date of the quarterly book of the Issuer is ended, if accompanied with the accountant report in the frame of limited analysis; or

–	120 (one hundred twenty) Calendar Days after the date of the quarterly book of the Issuer is ended, if accompanied with the report of the accountant giving opinion on the financial disclaimer;

(j)

maintain the assets of the Issuer and Subsidiary in order that it is still in good condition and always insure it to the reputable insurance company under the terms and conditions commonly made by the Issuer and generally applied to the similar business.

(k)

give permit for Sukuk Trustee to on Working Day during the work hours make the visit directly to the Issuer and Subsidiary and examine the permit and financial records so long it does not in contravention of the prevailing legislation, with prior notice to the Issuer proposed at least 3 (three) Working Days prior to the visit.

(l)

give permit for Syariah Supervisory Board or Syariah Expert Team appointed by National Syariah Board of Indonesian Council of Ulama (DSN-MUI) together with Sukuk Trustee to obtain the additional documents from the Issuer to support the supervision of syariah aspect of Sukuk Ijarah of the Issuer so long it does not in contravention of the prevailing legislation.

(m)	fulfill the financial obligations based on the consolidated financial statement of the Issuer and Subsidiary namely as follows:

(i)	maintaining the comparison between total Loan and equity does not exceed 1.75:1 (one point seventy five to one) as indicated in each quarterly consolidated financial statement;

(ii)	maintaining the comparison between EBITDA and Loan interest payment is not less than 3:1 (three to one) as contained in each annual consolidated financial statement already audited;

(iii)

maintaining the comparison between adding up of total Loan and procurement debt to supplier and EBITDA does not exceed 3,5:1 (three point five to one) as contained in each annual consolidated financial statement already audited;

(iv)	maintaining the minimum Adjusted Consolidated Equity at any time during the period when the Rest of Ijarah Fee is not paid fully is not less than Rp 5,000,000,000,000.00 (five trillion rupiah);

Equity shall mean the account of total equity in the consolidated balance sheet of the Issuer.

Procurement debt to the supplier shall be the account of total procurement debt in the consolidated balance sheet of the Issuer.

(n)

determining the ranking of Sukuk Ijarah in accordance with the Regulation Number: IX.C.11 of Appendix to Decision of Chairman of BAPEPAM-LK Number: KEP-135/BL/2006 dated the fourteenth day of December two thousand six (14-12-2006) regarding Ranking of Stock of Debt in Nature together with the amendment thereto and or other arrangement that must be adhered to the Issuer.

(o)	to submit to BAPEPAM-LK the Sukuk Ijarah Trust Agreement as well as Syariah agreement related to the issue of the said Sukuk Ijarah.

Article 12

EVENT OF DEFAULT

12.1

In the event of one of the condition or event as mentioned in paragraph 12.5 of this Article and such condition or event continue for 15 (fifteen) Working Days as of the written warning from Sukuk Trustee without the effort of correction started to be done at the purpose to eliminate such condition:

(a)

Sukuk Trustee shall be entitled to notify such event to Sukuk Ijarah Holder through the advertisement in 1 (one) daily newspaper in Indonesian Language which is circulated on national basis and 1 (one) daily newspaper in Indonesian Language which is at least locally circulated in the domicile of the Issuer.

(b)	Sukuk Trustee shall be entitled to declare that therefore all Ijarah Fee becomes due and invoicable; and

(c)

Sukuk Trustee shall also upon its own discretion be entitled to summon RUPSI according to the terms and procedure as set forth in Sukuk Ijarah Trust Agreement and in that RUPSI Sukuk Trustee shall request the Issuer to give explanation in connection with that failure.

12.2

If RUPSI cannot accept the explanations and reasons from the Issuer, or if the Issuer cannot provide any explanation to RUPSI, RUPSI may at the same time determine the measures to take against the Issuer in connection with Sukuk Ijarah.

12.3	If RUPSI decides that Sukuk Trustee must take the legal acts to force the collection to the Issuer,

Sukuk Trustee in a period stipulated by the resolution of RUPSI must propose the invoice and take the legal acts relating to the collection to the Issuer.

12.4	All expenses relating to the summon and RUPSI and legal acts taken relating to such Event of Default shall be borne and must be compensated by the Issuer.

12.5	The Event of Default or default as referred to in paragraph 12.1 of this Article shall comprise one or more conditions or events below:

(a)

The Issuer fails to pay the Rest of Ijarah Fee on the Date of Repayment of the Rest of Ijarah Fee and/or Ijarah Fee Installment on the Date of Payment of Ijarah Fee Installment to Sukuk Ijarah Holder; or

(b)

The Issuer fails to perform or obey one or more provisions of Sukuk Ijarah Trust Agreement which will materially give negative impact to the ability of the Issuer to fulfill the obligations in Sukuk Syariah Ijarah Trust Agreement; or

(c)	The Issuer is dissolved (other than the dissolution due to merger) or declared insolvent; or

(d)	if the court or the competent governmental authority has sequestrated or taken over in any manner whatsoever all or most of the assets of the Issuer or has taken act hampering the Issuer to run most or all of its businesses thereby materially affecting the ability of the Issuer to fulfill its obligations in Sukuk Ijarah Trust Agreement; or

(e)

if most of the rights, permits and other approvals from the Government of the Republic of Indonesia owned by the Issuer and/or Subsidiary are cancelled or declared invalid, or the Issuer and/or Subsidiary fail to obtain permit or approval required by the prevailing law, which materially gives negative impact to the Issuer’s business continuity and materially affects the ability of the Issuer to fulfill the obligations determined in this Sukuk Ijarah Trust Agreement; or

(f)

if the particulars and guarantees of the Issuer about the Issuer’s condition or corporate status or finance and/or management which are materially not in accordance with the fact or those are not correct, including the representation and warranty of the Issuer as referred to in Article 15 of Sukuk Ijarah Trust Agreement; or

(g)	if the Issuer and/or Subsidiary is declared making failure relating to a debt agreement between the Issuer and/or Subsidiary with one of its creditors, both already existed or will exist in the future, in total facility equal to or higher than 10% (ten percent) of the revenue or 20% (twenty percent) of the Issuer’s equity, whichever lower; or

(h)

The Issuer and/or Subsidiary based on the court’s order having the permanent force of law is required to pay a sum of fund to the third party which if it is paid will affect materially the ability of the Issuer to fulfill its obligations determined in Sukuk Ijarah Trust Agreement.

12.6

Waiving every provision of this Sukuk Ijarah Trust Agreement regulating otherwise, Sukuk Trustee shall be entitled to declare an event of default and therefore declare that all Ijarah Fees become due immediately in case of Event of Default as referred to in paragraph 12.5 letters (c), (d) and/or (f) and paragraph 11.1 (h) article 12 and take other legal acts relating to the matters referred to in this Article.

Article 13

GENERAL MEETING OF SUKUK IJARAH HOLDERS

To convene RUPSI, the required quorum, voting rights and resolution adoption the provisions below apply without prejudice the provisions of the regulation of Capital Market and other legislation in Capital Market as well as the regulation of the Stock Exchange where Sukuk Ijarah is registered:

13.1	RUPSI is held at any time according to the provisions of this Article, for the purposes among other as follows:

a.	to submit the notice to the Issuer or Sukuk Trustee or to give direction to Sukuk Trustee or to take other act.

b.	to dismiss Sukuk Trustee and appoint the substitute thereof pursuant to the provisions of Sukuk Ijarah Trust Agreement.

c.

to take other act already empowered to be taken by or on behalf of Sukuk Ijarah Holder including but not limited to amend Sukuk Ijarah Trust Agreement, syariah agreement, content of the syariah agreement and the assets being the basis of the issue of Sukuk Ijarah by taking into account the provisions of Sukuk Ijarah Trust Agreement as well as the prevailing legislation.

d.

to take the resolution relating to the change of total Ijarah Fee Installment, change of procedure for the payment of Ijarah Fee Installment and/or the Rest of Ijarah Fee including the change of Sukuk Ijarah to equity of the Issuer, change of period of Sukuk Ijarah and amendment to Sukuk Ijarah Trust Agreement in the frame of such change mentioned above, of which the amendment to the provision as mentioned above can only be asked by the Issuer only if it makes failure as referred to in Article 12 of Sukuk Ijarah Trust Agreement.

e.

to adopt resolution required relating to the intention of the Issuer or Sukuk Ijarah Holder representing at least 20% (twenty percent) of total Rest of Ijarah Fee not paid yet, to cancel the registration of Sukuk Ijarah with KSEI pursuant to the regulation of Capital Market and KSEI.

f.	to adopt the resolution on the force majeure in the event of failure to attain the agreement between the Issuer and Sukuk Trustee.

g.	to take other act required for the interest of the Sukuk Ijarah Holder based on the provisions of Sukuk Ijarah Trust Agreement and/or the prevailing legislation.

h.	to adopt the resolution in connection with the Event of Default as referred to in Article 12 of Sukuk Ijarah Trust Agreement.

13.2	By taking into account the prevailing regulation of Capital Market RUPSI can be held if:

a.

One or more Sukuk Ijarah Holders representing at least 20% (twenty percent) of total Rest of Ijarah Fee still not paid yet (other than total Rest of Ijarah Fee owned by the Issuer and/or Affiliated Company proposing the written request to the Sukuk Trustee to hold RUPSI by mentioning the requested agenda and enclosing the original KTUR from KSEI obtained through the Account Holder, provided that as of the issue of KTUR, Sukuk Ijarah will be frozen by KSEI to the amount of Sukuk Ijarah contained in KTUR. The revocation of freezing of Sukuk Ijarah by KSEI can only be made after being approved in writing by Sukuk Trustee.

b.	Sukuk Trustee or BAPEPAM-LK or Issuer consider it is necessary to hold RUPSI.

13.3	a.

Sukuk Trustee must serve the summon to and hold RUPSI at the latest 30 (thirty) Calendar Days as of the receipt of such request. In the event Sukuk Trustee refuses the request of Sukuk Ijarah Holder or the Issuer to hold RUPSI, Sukuk Trustee must notify the applicant in writing the reasons of refusal with carbon copy to BAPEPAM-LK, at the latest 21 (twenty one) Calendar Days after the receipt of the letter of request.

b.

Sukuk Trustee shall be obliged to submit the plan of RUPSI at the latest 7 (seven) Calendar Days prior to the summon to RUPSI and submit to BAPEPAM-LK the result of RUPSI not later than 2 (two) Calendar Days.

13.4	Procedure for RUPSI:

a.	RUPSI can be held at the domicile of the Issuer or in other place where Sukuk Ijarah is registered with or the place agreed by the Issuer and Sukuk Trustee.

b.

The summon to RUPSI shall be served 2 (twice) and contained at least in 2 (two) daily newspapers in Indonesian Language which are circulated nationwide provided that the first summon shall be served 14 (fourteen) Working Days prior to RUPSI and the second one 7 (seven) Working Days prior to RUPSI.

c.	The summon shall expressly summon the date, time, venue and agenda of RUPSI.

d.

RUPSI shall be presided and chaired by Sukuk Trustee and Sukuk Trustee shall be obliged to prepare the agenda and material of RUPSI as well as appoint Notary who must prepare the minute of RUPSI. In the event the replacement of Sukuk Trustee requested by the Issuer or Sukuk Ijarah

Holder, RUPSI shall be presided by the Issuer or Sukuk Ijarah Holder requesting for RUPSI, and the Issuer or Sukuk Ijarah Holder requesting for RUPSI shall prepare the agenda and material of RUPSI as well as appoint the Notary who must prepare the minutes of RUPSI.

e.	Sukuk Ijarah Holder being entitled to attend RUPSI shall be that having KTUR and whose name is registered with list of KTUR issued by KSEI.

f.	Sukuk Ijarah Holder attending RUPSI shall be obliged to submit KTUR to Sukuk Trustee.

g.	One Sukuk Ijarah Transfer Unit confers the right to its holder to cast 1 (one) vote. The vote shall be cast in writing and signed by mentioning KTUR number unless decided otherwise by Sukuk Trustee.

h.	The blank, abstain and invalid votes shall be considered uncast including Sukuk Ijarah owned by the Issuer and/or Affiliated Company.

i.

All Sukuk Ijarah deposited with KSEI are frozen so that they cannot be transferred for 3 (three) Stock Exchange Days prior to the date of RUPSI until the date of end of RUPSI proven by the notice from Sukuk Trustee or after obtaining approval from Sukuk Trustee.

j.	Just before the commencement of RUPSI, the Issuer shall prepare the letter of statement on Sukuk Ijarah it owns and/or owned by the Affiliated Company.

k.

Except the costs incurred due to the resignation of Sukuk Trustee as referred to in paragraph 3.8 letter c of Article 3 of Sukuk Ijarah Trust Agreement, the fair cost relating to the announcement to summon RUPSI and RUPSI result as well as all costs to hold RUPSI including but not limited to Notary’s fee and room lease cost shall be imposed on the Issuer and the Issuer promises to pay the same.

l.

Upon the holding of RUPSI, the minutes thereof shall be drawn up by a Notary as a valid evidence instrument binding the Sukuk Ijarah Holder, Sukuk Trustee and Issuer. Sukuk Trustee shall be obliged to announce RUPSI result by announcing it in 1 (one) daily newspaper in Indonesian Language circulated nationwide at the latest 7 (seven) Working Days after the RUPSI.

m.	If in the first RUPSI no quorum is attained, the second one with the same agenda may be held within at the soonest 10 (ten) Working Days and at the longest 21 (twenty one) Working Days after the first one provided that the re-summon is served to Sukuk Ijarah Holders not later than 7 (seven) Working Days prior to the second RUPSI by announcing it at least in 1 (one) daily newspaper in Indonesian language circulated nationwide.

n.

If in the second RUPSI no quorum is attained, the third one with the same agenda may be held within at the soonest 10 (ten) Working Days and at the longest 21 (twenty one) Working Days after the first one provided that the re-summon is served to Sukuk Ijarah Holders not later than 7 (seven) Working Days prior to the second RUPSI by announcing it at least in 1 (one) daily newspaper in Indonesian language circulated nationwide.

13.5	Without prejudice the provisions contained in the regulations on Capital Market and Stock Exchange as well as other legislation:

a.	Except for the reasons mentioned in paragraph 13.5 letter b of this Article:

i.

RUPSI can be held if attended by Sukuk Ijarah Holders or their valid proxies representing at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and approved by more than  1/2 (a half) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

ii.

The second RUPSI shall be valid and entitled to adopt the binding resolution if attended by Sukuk Ijarah Holders or their valid proxies representing at least  2/3 (two thirds) of total Rest of Ijarah Fee still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and approved by more than  1/2 (a half) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

iii.	The third RUPSI shall be valid and entitled to adopt the binding resolution without calculating the attendance quorum so long it is approved by more than  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

b.

Especially for RUPSI upon the request of the Issuer intended to decide the changes of Ijarah Fee Installment, changes of procedure for payment of Ijarah Fee Installment and/or the Rest of Ijarah Fee including the change of Sukuk Ijarah into equity of the Issuer, the change of period of Sukuk Ijarah and amendment to Sukuk Ijarah Trust Agreement in the frame of changes above, can only be made if the Issuer conducts failure as referred to in Article 12 of Sukuk Ijarah Trust Agreement under the terms as follows:

i.

RUPSI can be held if attended by Sukuk Ijarah Holders or their valid proxies representing at least  3/4 (three fourths) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and be entitled to adopt the valid and binding resolution if approved by at least  3/4 (three fourths) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

ii.

The second RUPSI shall be valid and entitled to adopt the valid and binding resolution if attended by Sukuk Ijarah Holders or their valid proxies representing at least  3/4 (three fourths) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and be entitled to adopt the valid and binding resolution if approved by at least  3/4 (three fourths) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

iii.

If in the second RUPSI no quorum is attained, the third one may be held and entitled to adopt the valid and binding resolution if attended by Sukuk Ijarah Holders or their valid proxies representing at least  3/4 (three fourths) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and be entitled to adopt the valid and binding resolution if approved by at least  3/4 (three fourths) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

c.	To amend ijarah agreement and Ijarah Object, RUPSI shall be held under the terms as follows:

i.	If the amendment of ijarah agreement and Ijarah Object do not cause the change of Ijarah Fee Installment:

1.	RUPSI can be held if attended by Sukuk Ijarah Holders or their valid proxies representing at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and be entitled to adopt the valid and binding resolution if approved by at least  1/2 (half) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

2.

The second RUPSI shall be valid and entitled to adopt the binding resolution if attended by Sukuk Ijarah Holders representing at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and approved by more than  1/2 (half) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

3.

The third RUPSI shall be valid and entitled to adopt the binding resolution without calculating the attendance quorum so long it is approved by more than  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented the valid voting rights in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

ii.	If the amendment of ijarah agreement and Ijarah Object cause the change of Ijarah Fee Installment:

1.	RUPSI can be held if attended by Sukuk Ijarah Holders or their valid proxies representing at least 2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and be entitled to adopt the valid and binding resolution if approved by at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

2.

The second RUPSI shall be valid and entitled to adopt the binding resolution if attended by Sukuk Ijarah Holders representing at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) and entitled to adopt the valid and binding resolution if approved by at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented having the valid voting right in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

3.

If the second RUPSI fails to attain the quorum, the third RUPSI may be held where the third RUPSI shall be valid and entitled to adopt the binding resolution if attended by Sukuk Ijarah Holders or their valid proxies representing at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet (outside total Sukuk Ijarah owned by the Issuer and/Affiliated Company) and be entitled to adopt the valid and binding resolution if approved by at least  2/3 (two thirds) of total Rest of Ijarah Fee that is still not paid yet attending and/or represented the valid voting rights in RUPSI (outside total Sukuk Ijarah owned by the Issuer and/or Affiliated Company) by taking into account paragraph 13.4 letter h of this article.

13.6

In the event Sukuk Ijarah is owned by the Issuer based on the Buy Back and/or owned by the Affiliated Company, total votes will not be calculated in the attendance quorum in RUPSI and not own the voting right.

13.7	The Issuer, Sukuk Trustee and Sukuk Ijarah Holders shall be subjected to, obey and bound by the resolutions adopted by Sukuk Ijarah Holders in RUPSI.

13.8

The further regulations on the holding as well as procedure for RUPSI can be established and if necessary then improved or amended by the Issuer and Sukuk Trustee by taking into account the legislation prevailing in the Republic of Indonesia by taking into account the provision of paragraph 18.2 of Sukuk Ijarah Trust Agreement.

13.9	If the provisions on RUPSI is stipulated otherwise by the legislation on Capital Market, such legislation shall apply.

Article 14

FAILURE OF SUKUK TRUSTEE

If the Sukuk Trustee fails or commits default on Sukuk Ijarah Trust Agreement, the provision of Article 1267 of Indonesian Civil Code shall apply, unless the right of the Issuer requests for cancellation or termination of Sukuk Ijarah Trust Agreement.

Article 15

REPRESENTATION AND WARRANTY OF ISSUER

The Issuer represent and warrants the Sukuk Trustee and Sukuk Ijarah Holders to as follows:

15.1	On the date of signing of Sukuk Ijarah, Trust Agreement, the articles of association of the Issuer already amended several times by virtue of:

–

deed dated the eight day of March two thousand four (08-03-2004) Number 7 drawn up before me, Notary, and the report on the amendment to the articles of association was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the eight day of March two thousand four (08-03-2004) number: C-05582.HT.01.04.TH.2004;

–

deed dated the thirtieth day of September two thousand four (30-09-2004) Number 145 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, already approved by the Minister of Law and Human Rights of the Republic of

Indonesia by virtue of his letter dated the second day of December two thousand four (2-12-2004) number: C-29270.HT.01.04.TH.2004 and report on amendment to the articles of association was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the eight day of December two thousand four (08-12-2004) number: C-29786.HT.01.04.TH.2004;

–

deed dated the twenty-fourth day of December two thousand four (24-12-2004) Number 141 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which deed was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the fourth day of January two thousand five (04-01-2005) number: C-00088.HT.01.04.TH.2005;

–	deed dated the fourteen day of January two thousand five (14-1-2005) Number 79 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in

Jakarta, which report on amendment to the articles of association was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the fourth day of February two thousand five (04-02-2005) number: C-03065.HT.01.04.TH.2005;

–

deed dated the twenty-eighth day of April two thousand five (28-4-2005) Number 150 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the nineteenth day of May two thousand five (19-05-2005) number: C-13673.HT.01.04.TH.2005;

–

deed dated the twenty-second day of July two thousand five (22-7-2005) Number 157 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of

Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the eighth day of August two thousand five (08-08-2005) number: C-21968.HT.01.04.TH.2005;

–

deed dated the twenty-first day of October two thousand five (21-10-2005) Number 145 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the second day of December two thousand five (02-05-2005) number: C-32142.HT.01.04.TH.2005;

–

deed dated the twenty-first day of October two thousand five (21-10-2005) Number 146 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the sixteenth day of December two thousand five (16-12-2005) number: C-33508.HT.01.04.TH.2005;

–

deed dated the twenty-third day of January two thousand six (23-01-2006) Number 122 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the fifteenth day of February two thousand six (15-02-2006) number: C-04216.HT.01.04.TH.2006;

–

deed dated the fifth day of May two thousand six (05-05-2006) Number 31 drawn up before SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the second day of June two thousand six (02-06-2006) number: C-16129.HT.01.04.TH.2006;

–	deed dated the twenty-first day of September two thousand six (21-09-2006) Number 129 drawn up before

AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the fifth day of October two thousand six (5-10-2006) number: W7-HT.01.04-1787;

–

deed dated the ninth day of November two thousand six (21-09-2006) Number 38 drawn up before AULIA TAUFANI, Sarjana Hukum, in those day substituting SUTJIPTO, Sarjana Hukum, Notary, practicing in Jakarta, which notice thereof was already received and registered in Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Law and Human Right of the Republic of Indonesia dated the twenty-eighth day of November two thousand six (28-11-2006) number: W7-HT.01.04-4134;

15.2	The main business activity of the issuer that be to organize the network and services of telecommunication and informatics.

15.3	On the signing date of Sukuk Ijarah Trust Agreement, the composition of Board of Director and Commissioners Board of the Issuer shall be as follows:

– Vice President Director	:	Mr. KAIZAD BOMI HEERJEE;

– Director	:	Mr. JOHHNY SWANDI SYAM;

– Director	:	Mr. WAHYU WIJAYADI;

– Director	:	Mr. WITYASMORO SIH HANDAYANTO;

– Director	:	Mr. RAYMOND TAN KIM MENG;

– Director	:	Mr. JOSEPH CHAN LAM SENG;

– Director	:	Mr. SULISTYO WIMBO SOSODORO HARDJITO;

COMMISSIONERS BOARD:

– Commissioner	:	Mr. PETER SEAH LIM HUAT;

– Commissioner	:	Mr. LEE THENG KIAT;

– Commissioner	:	Mr. SIO TAT HIANG;

– Commissioner	:	Mr. SUM SOON LIM;

– Commissioner	:	Mr. ROES ARYAWIJAYA;

– Commissioner	:	Mr. SETYANTO PRAWIRA SANTOSA;

– Independent Commissioner	:	Mr. LIM AH DOO;

– Independent Commissioner	:	Mrs. FARIDA EVA RIYANTI HUTAPEA;

– Independent Commissioner	:	Mr. SOEPRAPTO;

15.4

The Declaration on Registration of Sukuk Ijarah Issue and the amendment thereto as will be submitted to BAPEPAM-LK and the Prospectus as well be circulated do not contain the incorrect particulars on material fact and do not fail to mention the important fact that must be incorporated or required to be incorporated in order that particulars therein are not misleading as well as the Prospectus preparation must fulfill the requirements stipulated by the Chairman of BAPEPAM-LK.

15.5

The Issuer has proposed and obtained all important permits and consents required to own and control its assets and can run its business and activities as it is performing as well as according to its knowledge the Issuer does not breach or violate or fails to fulfill a legislation or important permit required thereby possibly affecting materially the Issuer’s business activity or part of assets.

15.6

The Issuer on the date of signing of the Sukuk Ijarah Trust Agreement is not involved in a case both civil and criminal, or arbitration or administrative case that may significantly affect its ability to perform its obligations pursuant to Sukuk Ijarah Trust Agreement.

15.7

The signing of Document of Issue in connection with the Issue of Sukuk Ijarah will not in contravention of or is not a violation of the terms and conditions and/or is not the negligence pursuant to loan agreement, security right or other agreement or document where the Issuer is the party thereto on the date of signing of Sukuk Ijarah Trust Agreement or based on the articles of association of the Issuer and upon the knowledge of the Issuer, other legislation prevailed in Indonesia and apply to the Issuer or the binding final judgment of the competent court of Indonesia or governmental body of the Republic of Indonesia issued for the Issuer having the significant influence to the Issuer’s business.

15.8

Except the obligations as and so long it is indicated in annual financial statement for the year ended on the thirty-first day of December two thousand six (31-12-2006) audited by Office of Public Accountant Purwantono, Sarwoko & Sandjaja or notified in writing by the Issuer to Sukuk Trustee, the Issuer on the date of signing of Sukuk Ijarah Trust Agreement does not have other material obligations or a conditional obligation other than the obligations arising in the frame of running the Issuer’s normal business and the obligations relating to Sukuk Ijarah.

15.9

All Documents of Issue and all documents relating the Document of Issue, where the Issuer becomes a party, are already made accordingly by the Issuer pursuant to the requirements of the prevailing legislation as well as already signed accordingly on behalf of the Issuer and the valid obligation binding the Issuer which implementation is executable in accordance with the requirements, unless limited by the legislation prevailed in Indonesia.

15.10

The issue of Sukuk Ijarah has been approved accordingly pursuant to the Issuer’s articles of association and the prevailing legislation, and Sukuk Ijarah is the valid obligation binding the Issuer which implementation is executable according to its requirements.

15.11

The person signing Sukuk Ijarah Trust Agreement and other agreements relating to Issue of Sukuk Ijarah on behalf of the Issuer shall be that being entitled and fully authorized to sign the above agreements.

15.12

As far as the Issuer knows, all financial statements already and/or will be given by the Issuer to Sukuk Trustee describe and indicate thoroughly and correctly the Issuer’s financial condition and assets.

15.13	The Issuer hereby releases Sukuk Trustee from all responsibilities in connection with the representation and warranty provided by the Issuer in Sukuk Ijarah Trust Agreement.

15.14

That the type of business, goods product, service rendered, managed assets, agreement and method of Issuer management are conducted under Syariah principles in Capital Market and it is ensured that the period of Sukuk Ijarah, the business activity underlying the issue of Sukuk Ijarah will not in contravention of Syariah principles at Capital Market.

Article 16

NOTICE

16.1

All notices from one party to other party in Sukuk Ijarah Trust Agreement are considered already served validly and accordingly if signed by the competent party and delivered to the addresses hereinbelow through the registered mail or hand delivered against receipt or telex.

ISSUER:

Name	:	PT INDOSAT, Tbk;

Address	:	Jalan Medan Merdeka Barat Number: 21 Jakarta 10110.

Telephone	:	(021) 30003001;

Facsimile	:	(021) 3809833;

Attention	:	Board of Directors

SUKUK TRUSTEE	:

Name	:	PT BANK RAKYAT INDONESIA (PERSERO) Tbk.

Address	:	Desk Investment Banking – Treasury Division,

BRI Building, 3rd Floor, Jalan Jenderal Sudirman Number: 44-46, Jakarta 10210.

Telephone	:	(021) 570-9060 Ext. 2371 and 250-0124

Facsimile	:	(021) 251-1647;

Attention	:	Head of Treasury Division/Head of Desk Investment Banking.

16.2	In case of change of address of one of the parties the party whose address is changed shall notify other party at the latest 5 (five) Working Days as of the change of address.

Article 16

MISCELLANEOUS

17.1

Sukuk Ijarah Trust Agreement shall become effective as of the date of signing of this deed, provided that the rights and obligation of the parties arising as of Date of Issue until the entire Ijarah Fee is repaid and all obligations of Sukuk Trustee and Issuer are completed.

17.2

Sukuk Ijarah Trust Agreement shall not be amended and/or added both entirely and partially, except such amendment and/or addition are made in writing signed by the Issuer and Sukuk Trustee and upon the notice to BAPEPAM-LK without prejudice other provision in Sukuk Ijarah Trust Agreement.

17.3

If one of the parties fails to fulfill accordingly the obligation arising from Sukuk Ijarah or pursuant to Sukuk Ijarah Trust Agreement, other agreements or documents prepared or issued in connection with the issue of Sukuk Ijarah, such party shall be considered fails to perform its obligations just by the lapse of the time and thereby no evidence and/or other particulars shall be required in any form whatsoever in view of the provision of Article 12 of Sukuk Ijarah Trust Agreement.

17.4

Sukuk Ijarah Trustee Certificate on total Rest of Ijarah Fee and/or Ijarah Fee Installment as well as other sum of money which at any time is payable by the Issuer to Sukuk Ijarah Holder shall be the evidence on Ijarah Fee without prejudice the rights of the Issuer to prove that the actual sum to be paid by the Issuer is less than the sum stipulated by the Sukuk Trustee. In the event of difference of calculation of the obligation of payment of the Issuer, the Sukuk Trustee together with the Issuer will make the recalculation.

17.5	Sukuk Ijarah Trust Agreement shall be valid for as well as bind the parties as well as the successor(s) of the respective party.

17.6

Unless provided otherwise in Sukuk Ijarah Trust Agreement, if the dates stipulated for the payment of Ijarah Fee Installment or total Rest of Ijarah Fee fall not on the Stock Exchange day, the payment shall be made on the following Stock Exchange Day.

17.7

The expenses to prepare Sukuk Ijarah Trust Agreement, other agreements and documents relating to or in connection with the Issue where the Issuer becomes the party thereto shall be borne and paid by the Issuer.

17.8

Sukuk Ijarah Trust Agreement shall be the final agreement and covenant reached by the parties thereto relating to the matters performed in Sukuk Ijarah Trust Agreement, and therefore Sukuk Ijarah Trust Agreement supersedes all agreements, covenants and commitments already made by the parties prior to the execution of Sukuk Ijarah Trust Agreement both orally and in writing, directly or indirectly, pertaining the matters performed in Sukuk Ijarah Trust Agreement.

17.9	Sukuk Ijarah Trust Agreement and the implementation thereof shall be subjected to and construed in accordance with the provision of the Acts and Law of the Republic of Indonesia.

Article 18

DISPUTE SETTLEMENT

18.1

The parties shall make effort to settle on amicable basis all disputes or difference of opinion arising from or relating to Sukuk Ijarah Trust Agreement. In the event the dispute or difference of opinion cannot be settled on amicable basis within the period of 30 (thirty) Calendar Days as of the date of notice from one of the parties on such dispute (“Grace Period”), such dispute or difference of opinion shall be settled through National Syariah Arbitration Board (“BASN”) applying Regulation and Agenda of BASN and subjected to Law Number 30 of 1999 (one thousand nine hundred ninety nine) on Arbitration and Alternative Dispute Settlement (“Law on Arbitration”) together with all amendments thereof unless expressly stipulated otherwise in Sukuk Ijarah Trust Agreement.

18.2	The parties agree that the arbitration shall be conducted in the manner as follows:

(i)	The arbitration process shall be conducted in Jakarta, Indonesia and in Indonesian Language;

(ii)

The arbitrator performing the arbitration process shall be the arbitration council consisting of 3 (three) arbitrators, which at least 1 (one) arbitrator is the legal consultant already registered with BAPEPAM-LK as the supporting profession in Capital Market (if any);

(iii)	The appointment of the arbitrator shall be made at the latest 30 (thirty) Calendar Days as of the end of the Grace Period. The respective disputing party shall appoint one arbitrator.

(iv)

Within not later than 14 (fourteen) Calendar Days as well as the appointment of both arbitrators by the respective parties, those two arbitrators shall be obliged to appoint and choose the third arbitrator who will act as the Chief of Arbitration Council.

(v)

In case of failure to attain the agreement in the appointment of the third arbitrator, the selection and appointment thereof shall be conveyed to the Chairman of BASN in accordance with the Regulation and Agenda of BASN;

(vi)	The Arbitrator Council shall examine the case and dispute based on the provisions and interpretation pursuant to the Law of Indonesia as well as the aim and objective of Sukuk Ijarah Trust Agreement;

(vii)

The judgment of the arbitration council shall be final, binding and has the permanent force of law for the disputing parties and executed by the parties. The parties agree and promise not to claim nor cancel the judgment of the said BASN arbitration council before the court or any place wheresoever;

(viii)	To execute such judgment of BASN arbitration, it shall be performed in the permanent domicile (legal domicile) in the Registrar Office of District Court of Central Jakarta in Jakarta;

(ix)	All expenses arising in connection with the arbitration process shall be borne by the respective parties;

(x)	All rights and obligations of the parties hereunder shall continue to be valid during the continuation of the arbitration process.

– The appearers declare hereby to ensure the truth of the identities of them in accordance with the identity card produced to me, Notary and be fully responsible for the same and furthermore the appearers also declare that they already understand and apprehend the content of this deed.

IN WITNESS WHEREOF

– This deed is made as minute and read out as well as signed in Jakarta on the day and date as mentioned at the preamble hereof in the presence of:

1.

– Mrs. INDAH FATMAWATI, Sarjana Hukum, born in Jakarta, dated 28-07-1959 (twenty-eighth day of July one thousand nine hundred fifty nine), Indonesian National, residing in South Jakarta, Tebet Timur Dalam VI K/4, Rukun Tetangga 003, Rukun Warga 006, Village of Tebet Timur, Sub-district of Tebet.

– Holder of Identity Card Number: 09.5007.680759.0199.

2.

– Mrs. SITI RUMANDANG BULAN LUBIS, Sarjana Hukum, Magister of Notary, born in Medan, dated 31-01-1978 (thirty-first day of January one thousand nine hundred seventy eight), Indonesian National, residing in East Jakarta, Jalan Cemara F/43, CJT II, Rukun Tetangga 004, Rukun Warga 004, Village of Gedong, Sub-district of Pasar Rebo.

– Holder of Identity Card Number: 09.5406.710178.8501.

both are assistants to Notary, as witnesses.

Remembering that this deed is already discussed before by the parties accordingly, only its outline or summary thereof is read out by me, Notary to the appearers and witnesses, and then this deed was immediately signed by the appearers, witnesses and me, Notary.

– Done with three deletions with substitutions.

– The original hereof is duly signed.

ISSUED AS TENOR.

[signed and sealed over a revenue stamp Rp 6,000]

Letter Head of Indosat

PT Bank Rakyat Indonesia (Persero) Tbk

Trustee of Indosat Sukuk Ijarah II Year 2007

in Jakarta

Subject: Declaration of Acceptance of Fund for Public Offer of Indosat Sukuk Ijarah II Year 2007 (“Sukuk Ijarah II”) and The Use of Sukuk Ijarah II Fund

Dear sir,

PT Indosat Tbk hereby declares that:

1.

On the date […] namely Date of Issue we have received all fund resulted from the Public Offer of Sukuk Ijarah II after less by issue expenses namely among others fee of issue underwriting service to the amount […].

2.

As per the date of this letter, we have commenced to use part of the fund resulted from Sukuk Ijarah II Public Offer pursuant to the provision of Use of Fund of Public Offer Yields in Trust Agreement and in accordance with the Prospectus of Sukuk Ijarah II Offer, namely for […].

This is made in connection with the Public Offer of Sukuk Ijarah II and Sukuk Ijarah II Trust Agreement.

Jakarta, [date]

Sincerely yours,

PT Indosat Tbk

Name :

Title :

Cc:

1.	Chairman of BAPEPAM-LK;

2.	Head of Bureau of PKP of Bapepam-LK Service Sector;

3.	Board of Directors of Surabaya Stock Exchange;

4.	Board of Directors of PT Kustodian Sentral Efek Indonesia.